UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Independence Community Bank Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 15, 2005
Fellow Independence Stockholders:
      On behalf of the Board of Directors, we cordially invite you to attend the annual meeting of stockholders of Independence Community Bank Corp., which will be held at the Brooklyn Borough Hall, located at 209 Joralemon Street, Brooklyn, New York on Thursday, May 26, 2005 at 9:30 a.m., Eastern Time. The matters to be considered by stockholders at the annual meeting are described in detail in the accompanying materials.
      It is very important that your shares be voted at the annual meeting regardless of the number you own or whether you are able to attend the meeting in person. You may vote your shares by telephone or the Internet using the instructions on the enclosed proxy card (if these options are available to you) OR by marking, signing, dating and promptly returning your proxy card in the postage-paid envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person at the annual meeting, but will ensure that your vote is counted if you are unable to attend.
      For the reasons set forth in the accompanying proxy statement, the Board recommends that you vote “FOR” each matter to be considered at the annual meeting.
      Your continued support of and interest in Independence are sincerely appreciated.

Sincerely,

Charles J. Hanm	Alan H. Fishman
Chairman of the Board	President and Chief Executive Officer

INDEPENDENCE COMMUNITY BANK CORP.
195 Montague Street
Brooklyn, New York 11201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:30 a.m., Eastern Time Thursday, May 26, 2005

PLACE	Brooklyn Borough Hall 209 Joralemon Street, Brooklyn, New York

ITEMS OF BUSINESS	(1) To elect four members of the Board of Directors, whose terms are described in the proxy statement.

(2) To approve the adoption of the 2005 Stock Incentive Plan.

(3) To approve Ernst & Young LLP as our independent registered public accounting firm for 2005.

(4) To transact such other business, as may properly come before the meeting and any adjournment thereof.

RECORD DATE	Holders of Independence common stock of record at the close of business on April 1, 2005 are entitled to vote at the meeting.

ANNUAL REPORT	Our 2004 Annual Report on Form 10-K, which is not a part of the proxy soliciting materials, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

John K. Schnock
Corporate Secretary
April 15, 2005

i

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INDEPENDENCE COMMUNITY BANK CORP.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
      We are providing this proxy statement and accompanying form of proxy to you in connection with the solicitation by the board of directors of Independence Community Bank Corp. of proxies to be voted at our 2005 annual meeting of stockholders and at any postponement or adjournment thereof. In this proxy statement, “Independence,” “we,” “us,” the “Company” and “our” refer to Independence Community Bank Corp.
      You are cordially invited to attend the annual meeting, which is to be held at the Brooklyn Borough Hall, located at 209 Joralemon Street, Brooklyn, New York on Thursday, May 26, 2005 at 9:30 a.m., Eastern Time. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.
      We are first mailing this proxy statement and the accompanying form of proxy on or about April 15, 2005 to the holders of common stock of Independence (which we refer to herein as the “Common Stock”) on April 1, 2005, the record date for the annual meeting.
VOTING
Stockholders Entitled to Vote
      You are entitled to notice of and to vote at the annual meeting only if you owned Common Stock of record at the close of business on April 1, 2005. On that date, there were 85,496,996 shares of Common Stock issued and outstanding, and we had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the annual meeting on all matters properly presented at the annual meeting.
How to Vote Your Shares
      Stockholders of record may vote by attending the annual meeting and voting in person, as well as by appointing a proxy by telephone, via the Internet or by mail. Our telephone and Internet voting procedures are designed to authenticate stockholders. The telephone and Internet voting facilities will close at 12 midnight, Eastern Time, on May 25, 2005.

•	Voting by Telephone: You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•	Voting via the Internet: You can vote via the Internet by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet voting is available 24 hours a day. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

•	Voting by Mail: If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.
      Participants in our 401(k) Savings Plan and/or our Employee Stock Ownership Plan will receive additional proxy cards for the Common Stock owned through these plans. These proxy cards will serve as voting instruction cards for the trustees of the plans, and the Common Stock will be voted as participants instruct. Please be sure to vote all proxy cards you receive.
      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the annual meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.
How to Change Your Vote
      You have the power to revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of Independence written notice (John K. Schnock, Esq., Senior Vice President, Secretary and Counsel, Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201);

•	submitting a duly executed proxy bearing a later date;

•	voting on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted); or

•	appearing at the annual meeting and giving the Secretary notice of your intention to vote in person.
      Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.
      Proxies solicited may be voted only at the annual meeting and any adjournment and will not be used for any other meeting.
Quorum Needed to Hold the Meeting
      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the annual meeting for the election of directors and for the other proposals. Thus, the presence at the annual meeting, in person or by proxy, of the holders of Common Stock representing at least 42,798,498 shares will be required to establish a quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Broker “Discretionary Voting”
      Under rules of the New York Stock Exchange (“NYSE”), banks, brokers and other nominees may vote shares held by them for a customer on matters that are determined to be routine, even though the bank, broker or other nominee has not received instructions from the customer. Routine matters for this purpose include elections of directors and ratification of the appointment of a company’s independent auditors.
Counting Your Vote
      If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card or vote by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR” the nominees for director described herein, “FOR” adoption of the 2005 Stock Incentive Plan and “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005, as recommended by our board of directors.

      If any other matters are properly presented for consideration at the annual meeting, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date of printing of this proxy statement, we did not anticipate that any other matters would be raised at the annual meeting.
Required Votes
      The persons receiving the greatest number of votes of the Common Stock will be elected as directors of Independence. The proposals to adopt the 2005 Stock Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005, as well as any other matter properly submitted to stockholders for their consideration at the annual meeting, require the affirmative vote of a majority of the total votes present in person or by proxy for approval.
      With regard to the election of directors, you may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. An abstention may be specified on the proposals to adopt the 2005 Stock Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005 which will be treated as shares present and entitled to vote that were not cast in favor of such proposals, and thus will have the effect of a vote against such proposals. The proposals to elect directors and ratify the appointment of the independent auditors are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions, and for which there will be no broker non-votes.
Costs of Solicitation
      The cost of the solicitation of proxies will be borne by us. We have retained MacKenzie Partners, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $6,500 plus reimbursement for out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.
Electronic Delivery of Proxy Materials
      You also can access our proxy statement and 2004 Annual Report on Form  10-K via the Internet at http://www.myindependence.com and clicking on our Investor Relations link. If you have not already done so, for next year’s stockholders’ meeting, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report electronically over the Internet. If you hold your shares in your own name (instead of through a bank, broker or other nominee), you can choose this option by following the instructions at the Internet voting website at www.voteproxy.com, which has been established for you to vote your shares for the meeting. You also may request electronic delivery of annual meeting materials at any time in the future by going directly to http://www.myindependence.com and clicking on our Investor Relations link or by going to our transfer agent’s website at http://www.amstock.com and clicking on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailing via E-Mail and provide your e-mail address. Please be aware that if you choose to receive future proxy materials and annual reports over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to receive your proxy materials and annual report electronically, then prior to next year’s stockholders’ meeting you will receive an e-mail notification when the proxy material and annual report are available for on-line review over the Internet, as well as the instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Investor Relations, Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201.

GOVERNANCE OF INDEPENDENCE
General
      Our business and affairs are managed by or under the direction of our board of directors and our certificate of incorporation and bylaws. Members of the board of directors are kept informed of Independence’s business through discussions with our chairman and the president and chief executive officer and with key members of management, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.
      Regular meetings of our board of directors are held ten times each year. The board of directors held a total of 14 regular and special meetings during 2004. In addition, there were meetings during 2004 of the various committees of the board of directors. None of the persons serving as directors during 2004 attended fewer than 75% of the aggregate total number of meetings of the board of directors held while he or she was a member of the board during 2003 and the total number of meetings held by all committees thereof during the period which he or she served on such committees during 2004.
Attendance of the Board at Annual Meetings
      Although we do not have a formal policy regarding attendance by members of the board of directors at annual meetings of stockholders, we typically schedule a board meeting in conjunction with our annual meeting of stockholders and expect that our directors will attend, absent a valid reason for not doing so. In 2003 all of our directors attended our annual meeting of stockholders; one director was unable to attend our 2004 annual meeting.
Independence of the Company’s Board of Directors
      It is the policy of the board of directors of the Company that a substantial majority of its directors be independent of the Company within the meaning of applicable laws and regulations and the listing standards of the Nasdaq Stock Market, Inc.
      Our board of directors has affirmatively determined that a majority of our directors are independent. The current independent directors are Ms. Ramirez and Messrs. Archie, Catell, Desai, Edelstein, Hamm, Hand, Hinds, Kelleher, Morris and Weissglass. Our board of directors also has affirmatively determined that each member of the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee of the board of directors is independent within the meaning of applicable laws and regulations and the requirements of the Nasdaq Stock Market, Inc.
Committees of the Board of Directors
      Our board of directors has established various committees, including an Executive Committee, an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee.
      Executive Committee. An Executive Committee of the Board of Directors has been appointed in accordance with the Company’s bylaws and may exercise all of the authority of the Board of Directors except in major corporate transactions, declarations of dividends or amendment of the bylaws or certificate of incorporation. The Executive Committee met once in 2004 and is currently chaired by Mr. Hamm and is comprised of Messrs. Archie, Catell, Desai, Doherty, Edelstein, Fishman, Hand and Ms. Ramirez.
      Audit Committee. The primary responsibilities of the Audit Committee are to:

•	monitor the integrity of the Company’s financial reporting process and system of internal controls regarding finance, accounting and legal compliance;

•	appoint, compensate and monitor the independence and performance of the Company’s independent auditors, as well as monitor the independence and performance of the Company’s internal auditing department; and

•	provide an avenue of communication among the independent auditors, management, the internal auditing department and the board of directors.
      The Audit Committee, which is chaired by Mr. Desai and is currently comprised of Messrs. Archie, Catell, Hand, Morris and Weissglass, met seven times during 2004. Our board has determined that Mr. Archie meets the requirements established by the Securities and Exchange Commission for qualification as an audit committee financial expert as well as has accounting or related financial expertise within the meaning of the Nasdaq Stock Market, Inc. listing requirements.
      The Audit Committee operates pursuant to a written charter, a copy of which was attached as Appendix A to our proxy statement for the annual meeting of stockholders in 2003. The Audit Committee reviews and reassesses the adequacy of the charter annually. It last reviewed the charter in January 2005.
      The report of the Audit Committee is set forth on page 9 of this proxy statement.
      Compensation Committee. The primary responsibilities of the Compensation Committee are to:

•	establish the compensation and benefits for the president and chief executive officer and other executive officers of Independence;

•	evaluate the performance of the president and chief executive officer and other senior executive officers of Independence; and

•	review, recommend and approve executive compensation, equity awards and benefit plans for employees of Independence.
      The standing Compensation Committee currently consists of Messrs. Hand, as chairman, Archie, Edelstein and Hinds and Ms. Ramirez. The Compensation Committee operates pursuant to a written charter approved by the board of directors. The report of the Compensation Committee is set forth on page 23 of this proxy statement. The Compensation Committee met eight times in 2004.
      Corporate Governance and Nominating Committee. The primary responsibilities of the Corporate Governance and Nominating Committee are to evaluate and make recommendations to the board of directors for the election of directors and for the compensation of directors, develop corporate governance guidelines for Independence and its directors and executive officers and evaluate the performance of the board of directors and its members. The Corporate Governance and Nominating Committee operates pursuant to a written charter approved by the board of directors. The Corporate Governance and Nominating Committee, which is chaired by Mr. Catell and is currently comprised of Messrs. Edelstein, Hand and Hinds and Ms. Ramirez, met seven times during 2004. The Corporate Governance and Nominating Committee charter is available at Independence’s website at www.myindependence.com under the Investor Relations link.
Compensation of Directors
      Members of the Bank’s board of directors receive an attendance fee of $2,000 per meeting of the board, $1,250 per meeting attended of the Executive Committee and Audit Committee, and $1,000 per meeting attended of all other committees, except for Messrs. Fishman and Doherty who do not receive any fees for service on the board and board committees. Board fees are subject to periodic adjustment by the board of directors. In addition, non-employee directors receive an annual retainer. Such retainer was $25,000 in 2004 and has been increased to $30,000 for 2005. In addition, in 2005, the Chairman of the Audit Committee will receive an annual retainer of $10,000 ($2,000 in 2004). Beginning in 2005, the Chairman of the Compensation Committee and Corporate Governance/ Nominating Committee will each receive an annual retainer of $5,000. Under the Directors’ Fee Plan approved by stockholders of Independence at the 2001 Annual Meeting, non-employee directors receive their annual retainer in shares of Common Stock. For 2004, each non-employee-director received 692 shares of Common Stock in lieu of cash other than Mr. Desai who received 747 shares due to the additional retainer he received as Chairman of the Audit Committee. Directors may also elect to receive all or a portion of the remainder of their fees earned in shares of Common Stock. In June 2002, each non-employee director received a grant of a compensatory stock option pursuant to the 2002 Stock Incentive Plan (“2002 Plan”) covering 3,000 shares of Common Stock (except Ms. Ramirez who received a compensatory stock option covering 9,000 shares). The options vest at the rate of 25% per year starting on the first anniversary of the date of grant and have exercise prices equal to the fair market value of the Common Stock on the date of grant. In December 2004, each non-employee director received a grant of a compensatory stock option pursuant to the 2002 Plan covering 2,000 shares of Common Stock, also vesting at the rate of 25% per year for four years starting on the first anniversary of the date of grant with an exercise price equal to the fair market value of the Common Stock on the date of grant.
      Our non-employee directors may defer all or any portion of the board and committee fees and retainer as well as the awards received under the Recognition Plan received from Independence, including the shares of Common Stock received as payment for the annual retainer. Benefits are payable upon the dates selected by the directors for the distribution in a lump sum or in equal annual installments over a period not to exceed ten years. The directors have the right to direct the investment of the deferred amounts except that any compensation deferred that would have been in the form of shares of Common Stock (such as the retainer) must be deemed invested in shares of Common Stock.
      In connection with the acquisition of Statewide Financial Corp. (“Statewide”) in 2000, we entered into a five-year consulting agreement with Mr. Richel. Mr. Richel receives $125,000 per year plus certain fringe benefits under the terms of the consulting agreement with us. The consulting agreement terminated in January 2005. We also entered into a three-year employment agreement with Mr. Doherty in connection with entering into the agreement to merge with Staten Island Bancorp, Inc. (“Staten Island Bancorp”) in November 2003, the term of which commenced upon completion of the merger with Staten Island Bancorp in April 2004. See “Compensation of Executive Officers and Transactions with Management — Severance and Employment Agreements” on page 20 of this proxy statement.
Selection of Nominees for the Board
      The Corporate Governance and Nominating Committee considers candidates for director suggested by its members and other directors of Independence, as well as management and stockholders. The Corporate Governance and Nominating Committee also may solicit prospective nominees identified by it. Nominees for election as director also may be obtained in connection with our acquisitions. We have regularly retained qualified directors of acquired companies who have a proven record of performance and can assist us in expanding into new markets and areas. A stockholder who desires to recommend a prospective nominee for the board should notify our Secretary or any member of the Corporate Governance and Nominating Committee in writing with whatever supporting material the stockholder considers appropriate. The Corporate Governance and Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of Independence’s bylaws relating to stockholder nominations, which is described under “— Stockholder Nominations for the Board” below. The Corporate Governance and Nominating Committee has the authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.
Director Nominations
      In making recommendations to our board of directors of nominees to serve as directors, the Corporate Governance and Nominating Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The committee also may consider the extent to which the candidate would fill a present need on the board of directors. However, the board of directors believes the following minimum qualifications must be met by a director nominee to be recommended by the Corporate Governance and Nominating Committee:

•	Each director must display high personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•	Each director must be accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all stockholders of Independence and be committed to enhancing long-term stockholder value.

•	Each director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.
      The Board of Directors also believes the following qualities or skills are necessary for one or more directors to possess:

•	One or more directors generally should be an active or former chief executive officer of a public or private company, managing partner of a public accounting firm office, or a leader of a complex organization, including commercial, scientific, government, educational and other similar institution.

•	Directors should be selected so that the board of directors is a diverse body.

•	One or more directors should possess the necessary qualifications to satisfy the “audit committee financial expert” requirements as defined by regulation promulgated by the SEC.
      Other than the foregoing, there are no stated minimum criteria for directors.
Stockholder Nominations for the Board
      Our bylaws govern nominations for election to our board of directors and require all nominations for election to the board of directors, other than those made by the board or a committee appointed by the board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in our bylaws. Written notice of a stockholder nomination for election of a director at an annual meeting of stockholders must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of Independence not later than 120 days prior to the anniversary date of the mailing of the proxy materials for the immediately preceding annual meeting of stockholders. The written notice is required to set forth certain information specified in the bylaws. We did not receive any stockholder nominations for director in connection with this annual meeting.
Stockholder Communications with the Board
      Our board of directors has adopted a formal process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the board of directors of Independence Community Bank Corp., c/o John K. Schnock, Secretary, at 195 Montague Street, Brooklyn, New York 11201. Mr. Schnock will forward such communications to the director or directors to whom they are addressed.
Code of Conduct and Ethics
      We maintain a comprehensive Code of Conduct and Ethics which covers all directors, officers and employees of Independence and its subsidiaries. The Code of Conduct and Ethics requires that our directors, officers and employees avoid conflicts of interest; maintain the confidentiality of information relating to Independence and its customers; engage in transactions in the Common Stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Conduct and Ethics; and comply with other requirements which are intended to ensure that they conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of Independence. Our Code of Conduct specifically imposes standards of conduct on our chief executive officer, chief financial officer, principal accounting officer and other persons with financial reporting responsibilities which are identified in a regulation issued by the SEC dealing with corporate codes of conduct.
      All of our directors, officers and employees are required to affirm in writing that they have reviewed and understand the Code of Conduct and Ethics. A copy of our Code of Conduct and Ethics can be viewed on our website at http://investor.myindependence.com/.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
      In accordance with the provisions of the charter of the Audit Committee, the Audit Committee of our board of directors has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2005.
      In making its recommendation to the stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005, the Audit Committee considered whether Ernst & Young LLP’s provision of services other than audit services is compatible with maintaining the independence of our outside registered public accounting firm. In addition, the Audit Committee reviewed the fees described below for audit-related services (there were no fees or charges for tax-related services in 2004 or 2003) and concluded that such fees are compatible with the independence of Ernst & Young LLP.
      In January 2003, our board of directors and the Audit Committee amended the charter of the Audit Committee to provide, among other things, that the Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm and to generally require the Audit Committee to preapprove all audit services and permitted non-audit services (including the fees and terms thereof).
Audit Fees
      The following table sets forth the aggregate fees paid by us to Ernst & Young LLP for professional services rendered in connection with the audit of Independence’s consolidated financial statements for 2004 and 2003, as well as the fees paid by us to Ernst & Young LLP for audit-related and other services rendered by Ernst & Young LLP to us during 2004 and 2003.

	Year Ended December 31,

	2004	2003

Audit fees(1)	$945,000	$616,225
Audit-related fees(2)	94,500	336,000
Tax fees	—	—
All other fees	1,938	6,500

Total	$1,041,438	$958,725

(1)	Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Audit-related fees primarily consist of fees incurred in connection with audits of the financial statements of our employee benefit plans and review of registration statements and during 2003 and 2004, services performed in connection with the merger with Staten Island Bancorp.

      The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Independence. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.
      Each new engagement of Ernst & Young LLP was approved in advance by the Audit Committee and none of those engagements made use of the de minimisexception to pre-approval contained in the Securities and Exchange Commission’s rules.
REPORT OF THE AUDIT COMMITTEE
      In accordance with rules adopted by the Securities and Exchange Commission, the Audit Committee of the board of directors of Independence makes this report for the year ended December 31, 2004.
      The Audit Committee of the board of directors is responsible for providing independent, objective oversight of Independence’s accounting functions and internal controls. During 2004, the Audit Committee was composed of seven directors, each of whom was independent as defined by the listing standards of the Nasdaq Stock Market, Inc. The Audit Committee operates under a written charter approved by the board of directors and reviewed and reassessed annually.
      Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In connection with these responsibilities, the Audit Committee reviewed the audit plans, audit scope and audit risks with both Ernst & Young LLP and the Company’s Internal Auditor. The Audit Committee met with management and Ernst & Young LLP to review and discuss the December 31, 2004 consolidated financial statements. The Audit Committee also discussed with Ernst & Young LLP the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP the firm’s independence.
      Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the presentations of management and the independent registered public accounting firm, the Audit Committee recommended that the audited consolidated financial statements be included in Independence’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. The Audit Committee consisted of the directors set forth below during 2004. In accordance with Independence’s Bylaws, Mr. Gelfman’s tenure as director ended on December 31, 2004.

The Audit Committee

Rohit M. Desai, Chairman	Scott M. Hand
Willard N. Archie	John R. Morris
Robert B. Catell	Allan Weissglass
Robert W. Gelfman

ELECTION OF DIRECTORS
(Proposal One)
      Pursuant to our certificate of incorporation, our board of directors is divided into three classes as nearly equal in number as possible and the members of each class are elected for a term of three years (or for a shorter period when necessary to ensure that the board is divided into three equal classes or as may be required by our bylaws) and until their successors are elected and qualified. One class of directors is elected annually. Our stockholders are not permitted to cumulate their votes for the election of directors.
      All of the directors up for election at the annual meeting currently are directors of Independence. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the annual meeting, and no director is related to any other director or executive officer of Independence or of any of its subsidiaries by blood, marriage or adoption.
      We know of no reason why any of the nominees may not be able to serve as director if elected. However, in accordance with the terms of our bylaws, one nominee for director, Mr. Catell, will not be able to serve his entire term due to age limitations set forth in our bylaws. Mr. Catell can serve until December 31, 2007. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the board of directors unless the board determines to reduce the number of directors comprising the board of directors.
      The following tables present information concerning our nominees for director and the directors whose terms continue, including each such person’s tenure as a director of Independence or its subsidiaries. Ages are reflected as of April 1, 2005.
Nominees for Director for a Three-Year Term Expiring in 2008

			Director
Name	Age	Principal Occupation During the Past Five Years	Since

Willard N. Archie	61	Director; retired; certified public accountant and Chief Executive Officer and Managing Partner of Mitchell & Titus, LLP, New York, New York, an accounting and management consulting firm, from January 1998 to December 2000. Director of Security Mutual Life Insurance.	1994
Robert B. Catell	68	Director; Chairman and Chief Executive Officer of KeySpan Energy Corporation, Brooklyn, New York, since August 1998; Chairman and Chief Executive Officer of Brooklyn Union, Brooklyn, New York, since May 1996. Director of KeySpan Energy Corporation, the Houston Exploration Company, Keyera Facilities Insurance Fund and J. & W. Seligman Fund.	1984
Harry P. Doherty	62	Vice Chairman of the Board; previously, Chairman, President and Chief Executive Officer of Staten Island Bancorp, Inc. Staten Island, New York, from 1990 until its merger with Independence in April 2004.	2004
John R. Morris	66	Director; self-employed; previously served in various positions at Merrill Lynch, New York, New York, until his retirement in 1997, including Vice President of the Capital Markets and Private Client groups.	2004
Our board of directors unanimously recommends that you vote “FOR” approval of the nominees for director.

Members of the Board Continuing in Office
Directors With Terms Expiring in 2006

			Director
Name	Age	Principal Occupation During the Past Five Years	Since

Chaim Y. Edelstein	62	Director; Chairman, 7th Online Inc.; formerly Chairman of the Board of Hills Stores, Inc., Canton, Massachusetts, from 1995 to 1998 and prior thereto, Chairman and Chief Executive Officer of the A&S division of Federated Department Stores from 1984 to 1994.	1991

Alan H. Fishman	59	Director; President and Chief Executive Officer of Independence and Independence Community Bank since March 2001; previously, President and Chief Executive Officer of ContiFinancial Corporation from July 1999 to December 2000 and Managing Partner of Columbia Financial Partners, L.P. from 1992 to March 2001. Director of KeySpan Energy Corporation.	2001

Donald M. Karp	68	Vice Chairman of the Board; previously, Chairman and Chief Executive Officer of Broad National Bancorporation, Newark, New Jersey, from 1991 to 1999 prior to its merger with the Company in July 1999.	1999

Denis P. Kelleher	66	Director; Chief Executive Officer of Wall Street Access (formerly Wall Street Investors), a financial services company, New York, New York, since 1981. Director of The Ireland Fund, Inc.	2004

Allan Weissglass*	70	Director; Chairman, Magruder Color Company, Inc., a family-owned organic pigments manufacturer, Elizabeth, New Jersey; previously served as President and Chief Executive Office of Magruder from 1962 to 2002.	2004

Victor M. Richel	66	Vice Chairman of the Board; previously, Chairman, President and Chief Executive Officer of Statewide Financial Corp., Jersey City, New Jersey, from 1995 to 2000 prior to its merger with the Company in January 2000.	2000

*	In accordance with the terms of our bylaws, Mr. Weissglass will not be able to serve his entire term due to age limitations set forth in the bylaws. Mr. Weissglass can serve until December 31, 2005.

Directors With Terms Expiring in 2007

		Principal Occupation During	Director
Name	Age	The Past Five Years	Since

Rohit M. Desai	66	Director; Chairman and President of Desai Capital Management, Inc., New York, New York. Director of Desai Capital Management, Inc., Finlay Enterprises, Inc., Sitel Corporation and Triton PCS.	1992
Charles J. Hamm	67	Chairman of the Board; served as Chairman, President and Chief Executive Officer of Independence and Independence Community Bank from 1996 until March 2001; prior thereto, Mr. Hamm served as the President and Chief Executive Officer.	1975
Scott M. Hand	62	Director; Chairman and Chief Executive Officer of INCO Limited, a mining and metals company headquartered in Ontario, Canada since April 2001; formerly President of INCO Limited. Director of INCO Limited.	1987
David L. Hinds	58	Director; retired; previously served as Managing Director for Global Cash Management and Trade Finance and in various other management positions at Deutsche Bank/Bankers Trust Company, New York, New York from 1970 to 2000. Director of Carver Bancorp, Inc. and SBLI Mutual Life Insurance Company.	2004
Maria Fiorini Ramirez	57	Director; President and Chief Executive Officer, Maria Fiorini Ramirez, Inc., New York, New York, a global economic consulting firm, since 1992.	2000

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
      The following information is provided with respect to each person who currently serves as an executive officer of Independence but does not serve on Independence’s board of directors. There are no arrangements or understandings between Independence and any such person pursuant to which such person has been elected an officer, and no such officer is related to any director or other officer of Independence by blood, marriage or adoption. Ages are reflected as of April 1, 2005.

Name	Age	Principal Occupation During the Past Five Years

Frank W. Baier	39	Executive Vice President, Chief Financial Officer and Treasurer of Independence Community Bank since August 15, 2003; previously served as Senior Vice President and Treasurer from June 1, 2001; Mr. Baier previously served with ContiFinancial Corporation in various capacities including Senior Vice President and Chief Financial Officer from 1999 until May 2001, Vice President and Treasurer from 1997 until 1999 and Director, Corporate Finance from 1996 until 1997. Mr. Baier is a certified public accountant.
Brendan J. Dugan	57	Executive Vice President — Business Banking Division since November 2003; previously Chief Operating Officer, Commercial Markets Group, Citibank, NA, New York, New York, from June 2001 to August 2003; prior to that served as President and Chief Operating Officer, European American Bank, New York, New York, from 1992 to June 2001.
Gary M. Honstedt	55	Executive Vice President — Commercial Real Estate Lending Division of Independence Community Bank since March 2001; previously, Senior Vice President — Commercial Real Estate Lending from April 1996 to March 2001; Mr. Honstedt joined the Bank in 1986.
Harold A. McCleery	57	Executive Vice President — Chief Credit Officer of the Bank since May 2001; Mr. McCleery previously served as Executive Vice President and Chief Credit Officer of Bank Austria U.S. from July 2000 until May 2001; prior thereto served as Executive Vice President of First Union National Bank (and its predecessor, First Fidelity Bank, Newark, New Jersey) from 1996 until July 2000.
Terence J. Mitchell	52	Executive Vice President — Consumer Banking Division of Independence Community Bank since April 1999; Executive Vice President — Director of Retail Banking from July 1998 to March 1999; Mr. Mitchell joined the Bank in 1974.
Frank S. Muzio	52	Senior Vice President and Controller of Independence Community Bank since April 1998; previously, Senior Vice President — Planning and Analysis of Dime Bancorp, Inc. subsequent to its merger with Anchor Bancorp, Inc. in January 1995 and served as Senior Vice President and Controller of Anchor Bancorp, Inc. from 1993 to 1995. Mr. Muzio is a certified public accountant.
John K. Schnock	61	Senior Vice President, Secretary and Counsel of Independence Community Bank since 1996 and of the Company since 1997; Mr. Schnock joined the Bank in 1972.

SHARE OWNERSHIP OF MANAGEMENT AND OTHERS
Beneficial Ownership of Common Stock
      The following table sets forth information as to the Common Stock beneficially owned as of April 1, 2005 by (i) each of our nominees for election as director and each of our directors whose term will continue after the annual meeting, (ii) each of our executive officers named in the Summary Compensation Table below, (iii) all of our nominees for director, directors whose terms will continue after the annual meeting and executive officers as a group and each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who was known to us to be the beneficial owner of 5% or more of the outstanding common stock.

Name of Beneficial Owner or	Amount and Nature of Beneficial		Percent of
Number of Persons in Group	Ownership as of April 1, 2005(1)		Common Stock

Independence Community Bank Corp.
Employee Stock Ownership Plan Trust	5,274,038	(2)	6.2%
195 Montague Street
Brooklyn, New York 11201

Private Capital Management, L.P.	5,766,720	(3)	6.8%
8889 Pelican Bay Boulevard
Naples, Florida 34108

Barclays Global Investors, NA	4,667,722	(4)	5.5%
45 Fremont Street
San Francisco, CA 94105

Directors:
Willard N. Archie	207,921	(5)(6)	*
Robert B. Catell	287,642	(5)(6)	*
Rohit M. Desai	283,787	(5)(6)	*
Harry P. Doherty	817,496	(6)(7)(11)	*
Chaim Y. Edelstein	256,327	(6)	*
Alan H. Fishman	614,567	(5)(6)(8)(9)(10)(11)	*
Charles J. Hamm	1,211,727	(5)(6)	*
Scott M. Hand	255,141	(5)(6)	*
David L. Hinds	16,179	(6)	*
Donald M. Karp	782,101	(12)	*
Denis P. Kelleher	225,335	(5)(6)(13)	*
John R. Morris	131,383	(6)(14)	*
Maria Fiorini Ramirez	18,334	(5)(6)	*
Victor M. Richel	35,397	(6)(11)	*
Allan Weissglass	103,099	(6)(15)	*

Other Senior Executive Officers:
Frank W. Baier	125,981	(6)(8)(10)	*
Gary M. Honstedt	148,747	(6)(8)(10)(11)	*
Harold A. McCleery	125,832	(6)(8)(10)	*
Terence J. Mitchell	339,384	(5)(6)(8)(10)(11)	*

All directors and executive officers as a group (22 persons)	6,264,777	(16)	7.1%
(Footnotes on the following page)

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2)	The Independence Community Bank Corp. Employee Stock Ownership Plan Trust (“Trust”) was established pursuant to the Independence Community Bank Corp. Employee Stock Ownership Plan (“ESOP”). RSGroup Trust Company is the trustee (“Trustee”) of the Trust. As of April 1, 2005 1,612,672 of the shares held by the ESOP had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustee will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which abstain on the proposal will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. Allocated shares for which no timely instructions are received will be voted by the Trustee who will vote such shares in the same proportion as those allocated shares for which timely instructions were received. The amount of Common Stock beneficially owned by all directors and executive officers as a group does not include the shares held by the ESOP, other than shares allocated to an executive officer as a participant.

(3)	Based solely on a Schedule 13G/ A, dated February 14, 2005, filed by Private Capital Management, L.P. (“PCM”), a registered investment adviser, Bruce S. Sherman and Gregg J. Powers, chief executive officer and president of PCM, respectively. PCM and Messrs. Sherman and Powers exercise in these capacities shared voting power and shared dispositive power with respect to the 5,766,720 shares of Common Stock held by PCM’s clients and managed by PCM.

(4)	Based solely on a Schedule 13G filed on February 14, 2005 with the Securities and Exchange Commission by Barclays Global Investors, NA and the other entities listed below. Barclays Global Investors, NA is the beneficial owner of 3,698,095 shares with sole voting power with respect to 3,054,857 shares and sole dispositive power with respect to 3,698,095 shares. Barclays Global Fund Advisors is the beneficial owner of 651,977 shares with sole voting power with respect to 642,878 shares and sole dispositive power with respect to 651,977 shares. Barclays Global Investors, Ltd. is the beneficial owner with sole voting and dispositive power with respect to 317,650 shares. Barclays Global Investors Japan Trust and Banking Company Limited, Barclay Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, BRONCO (Barclays Cayman) Limited, Palomino Limited, and HYMF Limited have neither voting nor dispositive power with respect to any such shares. The shares represented are held in trusts for the economic benefit of the beneficiaries of those accounts.
(Footnotes continued on the following page)

(5)	Includes shares held by the Independence Community Bank Corp. Deferred Compensation Plan (the “Deferred Compensation Plan”), over which each director and executive officer named below disclaims beneficial ownership except to the extent of his or her personal pecuniary interest therein, as follows:

No. of
Name	Shares

Willard N. Archie	43,002
Robert B. Catell	87,528
Rohit M. Desai	89,258
Alan H. Fishman	179,609
Charles J. Hamm	381,006
Scott M. Hand	56,190
Denis Kelleher	1,089
Terence J. Mitchell	106,912
Maria Fiorini Ramirez	8,834

(6)	Includes shares subject to stock options which are currently or will first become exercisable within 60 days of April 1, 2005 as follows:

Name	No. of Options

Willard N. Archie	143,529
Frank W. Baier	60,250
Robert B. Catell	193,529
Rohit M. Desai	193,529
Harry P. Doherty	233,740
Chaim Y. Edelstein	193,529
Alan H. Fishman	310,100
Charles J. Hamm	694,318
Scott M. Hand	183,529
David L. Hinds	15,487
Gary M. Honstedt	75,750
Denis P. Kelleher	54,844
Harold A. McCleery	70,750
Terence J. Mitchell	190,304
John R. Morris	68,144
Maria Fiorini Ramirez	9,500
Victor M. Richel	1,500
Allan Weissglass	21,681

(7)	Includes 5,089 shares held by the Staten Island Bancorp Directors’ Deferred Compensation Plan.

(8)	Includes with respect to the following persons shares allocated to each individual pursuant to grants made under the 1998 Recognition and Retention Plan and Trust Agreement (“Recognition Plan”) or the 2002 Plan but which have not vested. Included in the total number of shares beneficially owned by Messrs. Baier, Honstedt, McCleery and Mitchell are 9,827 shares each, and for Mr. Fishman, 28,462 shares, which have been awarded pursuant to the 2002 Plan as of April 1, 2005, but are unfunded as of such date.

No. of
Name	Shares

Frank W. Baier	42,470
Alan H. Fishman	106,360
Gary M. Honstedt	43,234
Harold A. McCleery	38,519
Terence J. Mitchell	23,923
(Footnotes continued on the following page)

(9)	Includes 91,616 shares held in the Recognition Plan and the 2002 Plan for Mr. Fishman which are contingent upon the achievement of certain performance goals established pursuant to the terms of the Plans. Until such performance goals are satisfied and the shares vest, such shares are voted by the trustees of the Recognition Plan. Such shares are included in the amount shown in Footnote 8 for Mr. Fishman.

(10)	Includes allocated shares held in the ESOP and shares contributed by the Company on the following individual’s behalf based on their contributions to the Independence Community Bank 401(k) Savings Plan in RSI Retirement Trust (the “401(k) Plan”):

No. of
Name	Shares

Alan H. Fishman	2,158
Frank W. Baier	2,158
Gary M. Honstedt	10,959
Harold A. McCleery	2,158
Terence J. Mitchell	13,280

(11)	Includes shares held in the 401(k) Plan as follows:

No. of
Name	Shares

Harry P. Doherty	112,709
Alan H. Fishman	1,340
Gary M. Honstedt	6,261
Terence J. Mitchell	4,965
Victor M. Richel	10,027

Does not include any shares contributed to the 401(k) plan on their behalf by the Company and held in the ESOP. See Footnote 10 above.

(12)	Includes 281,191 shares under shared voting and dispositive authority with Harriet M. Alpert, 41,540 shares owned by Mr. Karp’s spouse, 67 shares owned by a company of which Mr. Karp is a director, and 92,598 shares held in various trusts of which Mr. Karp or his spouse is the trustee, as to which Mr. Karp disclaims beneficial ownership.

(13)	Includes 53,211 shares held by the Staten Island Bancorp Directors’ Deferred Compensation Plan, 1,664 shares owned by Mr. Kelleher’s spouse and 20,000 shares held by Wall Street Access, as to which Mr. Kelleher disclaims beneficial ownership.

(14)	Includes 56,115 shares held jointly with Mr. Morris’ spouse, 2,883 shares held individually by Mr. Morris’ spouse and 4,241 shares held by Mr. Morris in his individual retirement account.

(15)	Includes 1,652 shares held individually by Mr. Weissglass’ spouse, 30,975 shares owned by Magruder Color Company, Inc. of which Mr. Weissglass is Chairman, and 12,986 shares held by the Weissglass Charitable Trust of which Mr. Weissglass is a trustee. Mr. Weissglass disclaims beneficial ownership with respect to the shares owned by Magruder Color Company, Inc.

(16)	Includes 102,122 shares held by the Recognition Plan and the 2002 Plan which may be voted by directors and executive officers pending vesting and distribution, 125,183 shares held by the Recognition Plan and the 2002 Plan which are voted by the trustees thereof at the direction of Messrs. Hand, Archie, Edelstein and Hinds and Ms. Ramirez, members of the Recognition Plan and 2002 Plan committees (such shares are excluded from the shares beneficially owned by each of such directors), 49,921 shares allocated to executive officers pursuant to the ESOP and 2,834,313 shares which may be acquired by directors and executive officers upon the exercise of stock options which are currently or will first become exercisable within 60 days of April 1, 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16(a) of the Exchange Act, our directors and executive officers and certain persons who own more than 10% of the Common Stock are required:

•	to file reports of their ownership of the Common Stock and any changes in that ownership with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. by specific dates, and

•	to furnish us with copies of the reports.

     Based on our records and other information, we believe that all of these filing requirements were satisfied by our directors and executive officers in 2004, with the exception of one report for each of Messrs. Fishman, Baier, Dugan, Honstedt, McCleery, Mitchell, Muzio and Schnock reporting equity awards made in February 2004 and filed in March 2004 reporting two transactions each and one report for Mr. Hamm for a gift transfer made in December 2004 and filed in February 2005.
COMPENSATION OF EXECUTIVE OFFICERS AND
TRANSACTIONS WITH MANAGEMENT
     The following table discloses compensation received by our chief executive officer and our four other most highly compensated executive officers from Independence Community Bank for each of the three years ended December 31, 2004. These individuals, each of whom also serves as an executive officer of Independence, do not receive any separate compensation from Independence.
Summary Compensation Table

				Long Term Compensation

				Awards				Payouts

		Annual Compensation(3)				Securities
	Fiscal			Restricted		Underlying		LTIP	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Stock		Options		Payouts	Compensation(8)

Alan H. Fishman	2004	$701,923	$404,550	$1,121,304	(4)	60,400	(7)	—	$28,414
President and	2003	575,000	310,500	243,558	(5)	—		—	26,438
Chief Executive Officer	2002	525,965	496,800	515,684	(6)	110,000		—	20,678
Frank W. Baier	2004	$312,307	$125,736	$387,658	(4)	23,000	(7)	—	$28,414
Executive Vice President,	2003	245,000	116,927	501,162	(5)	50,000		—	26,438
Chief Financial Officer	2002	206,923	72,765	86,882	(6)	20,000		—	20,678
and Treasurer(9)
Gary M. Honstedt	2004	$312,307	$125,736	$387,658	(4)	23,000	(7)	—	$58,665
Executive Vice President	2003	260,000	116,927	785,862	(5)	—		—	51,833
Commercial Real Estate	2002	206,538	125,494	195,056	(6)	50,000		—	43,151
Lending
Harold A. McCleery	2004	$310,769	$125,736	$387,658	(4)	23,000	(7)	—	$28,414
Executive Vice President	2003	260,000	112,596	71,341	(5)	—		—	26,438
Chief Credit Officer	2002	243,654	141,863	201,474	(6)	50,000		—	20,678
Terence J. Mitchell	2004	$310,000	$125,736	$387,658	(4)	23,000	(7)	—	$66,648
Executive Vice President	2003	255,000	107,738	68,253	(5)	—		—	58,163
Consumer Banking	2002	238,653	133,158	183,471	(6)	45,000		—	48,356

(1)	Does not include amounts deferred by an officer in prior years (and previously reported) and received by such officer in the current fiscal year.

(2)	Reflects cash portion of bonus paid in February 2005, 2004 and 2003 pursuant to Independence Community Bank’s Executive Management Incentive Compensation Plans for 2004, 2003 and 2002, respectively. A portion of the bonus was paid in the form of a grant of restricted shares of Common Stock pursuant to the Recognition Plan which is reported under “Long Term Compensation” in the table.

(3)	Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to each of the named executive officers during the fiscal year ended December 31, 2004 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(4)	Represents the grant in February 2005 of 8,154, 2,047, 2,047, 2,047 and 2,047 shares of restricted Common Stock to Messrs. Fishman, Baier, Honstedt, McCleery and Mitchell, respectively, pursuant to the Recognition Plan which had a value at the date of grant of $317,272, $79,648, $79,648, $79,648 and $79,648, respectively, as a part of the bonus paid under the 2004 Incentive Compensation Plan. Dividends paid on the restricted Common Stock subject to such grants are held in the Recognition Plan and paid to the recipient when the restricted Common Stock vests. Also includes a grant of 20,308, 7,780, 7,780, 7,780, and 7,780 shares made on February 27, 2004 to Messrs. Fishman, Baier, Honstedt, McCleery and Mitchell, respectively, which vest over three years and had a value of $803,993, $308,010, $308,010, $308,010, and $308,010, at the date of grant. The value of the shares subject to all grants of restricted stock to such individuals that remained unvested at December 31, 2004 were
(Footnotes continued on the following page)

$5,213,410, $1,432,008, $1,475,780, $1,277,828 and $653,092 with respect to Messrs. Fishman, Baier, Honstedt, McCleery and Mitchell, respectively.

(5)	Represents the grant in February 2004 of 6,152, 1,872, 1,872, 1,802 and 1,724 shares of restricted Common Stock to Messrs. Fishman, Baier, Honstedt, McCleery and Mitchell, respectively, pursuant to the Recognition Plan which had a value at the date of grant of $243,558, $74,112, $74,112, $71,341 and $68,253, respectively, as a part of the bonus paid under the 2003 Incentive Plan. Dividends paid on the restricted Common Stock subject to such grants are held in the Recognition Plan and paid to the recipient when the restricted Common Stock vests. For Messrs. Baier and Honstedt, also includes grants of 15,000 and 25,000 shares, respectively, made pursuant to the Recognition Plan on July 1, 2003 which vest over four years and had a value of $427,050 and $711,750, respectively, at the date of grant.

(6)	Includes the grant in February 2003 of 7,467, 1,094, 2,132, 1,886 and 2,001 shares of restricted Common Stock to Messrs. Fishman, Baier, McCleery, Honstedt and Mitchell, respectively, pursuant to the Recognition Plan which had a value at the date of grant of $194,814, $28,542, $55,624, $49,206 and $52,206, respectively, as part of the bonus paid under the 2002 Incentive Plan. Dividends paid on the restricted Common Stock subject to such grants are held in the Recognition Plan and paid to the recipient when the restricted Common Stock vests.
Also includes the grants in June 2002 of 11,000, 2,000, 5,000, 5,000 and 4,500 shares of restricted Common Stock, respectively, pursuant to the Recognition Plan to Messrs. Fishman, Baier, McCleery, Honstedt and Mitchell, respectively, which had a value at the date of grant of $320,870, $58,340, $145,850, $145,850 and $131,265, respectively, and vesting in full in June 2006. Dividends paid on the restricted Common Stock subject to such grants are held in the Recognition Plan and will be paid to the recipients when the Common Stock vests.

(7)	Consists of stock options awarded in February 2004 to the named executive officers pursuant to the 2002 Plan. The options vest at the rate of 25% per year starting on the first anniversary of the date of grant.

(8)	Consists of amounts allocated on behalf of Messrs. Fishman, Baier, Honstedt, McCleery and Mitchell pursuant to the ESOP and the 401(k) Plan.

(9)	Mr. Baier was appointed Executive Vice President, Chief Financial Officer and Treasurer on August 15, 2003.
Options/ SAR Grants in 2004
      The following table provides information relating to option grants pursuant to our stock option plans during 2004 to our named executive officers.

		% of Total Options
	Options	Granted to			Fair Value of
Name	Granted(1)	Employees	Exercise Price(2)	Expiration Date	Options(3)

Alan H. Fishman	60,400	11.0%	$39.59	2/27/2014	667,088
Frank W. Baier	23,000	4.19%	$39.59	2/27/2014	254,024
Gary M. Honstedt	23,000	4.19%	$39.59	2/27/2014	254,024
Harold A. McCleery	23,000	4.19%	$39.59	2/27/2014	254,024
Terence J. Mitchell	23,000	4.19%	$39.59	2/27/2014	254,024

(1)	Consists of stock options exercisable at the rate of 25% per year from the date of grant.

(2)	The exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3)	The fair value of the options granted was estimated using the Black-Scholes Pricing Model. Under such analysis, the risk-free interest rate was assumed to be 3.40%, the expected life of the options to be six years, the expected volatility to be 30.7339% and the dividend yield to be 2.22% per share.

Aggregated Option Exercises in 2004 and Year-end Option Values
      The following table provides information relating to option exercises in 2004 by our named executive officers and the value of such officers’ unexercised options at December 31, 2004

			Number of Unexercised		Value of Unexercised Options
	Shares		Options at Year End		at Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan H. Fishman	—	—	235,000	235,400	$5,364,450	$4,002,746
Frank W. Baier	—	—	46,500	86,500	882,155	1,113,115
Gary. M. Honstedt	—	—	64,000	59,000	1,410,570	678,450
Harold A. McCleery	—	—	55,000	68,000	1,055,250	884,020
Terence J. Mitchell	50,000	$1,198,640	184,554	45,500	5,044,640	370,495

(1)	Based on a per share market price of $42.58 at December 31, 2004.
Severance and Employment Agreements
      We have entered into Change in Control Agreements with Messrs. Fishman, Baier, Honstedt, McCleery and Mitchell (as well as certain other executive officers). The agreements have terms of three years and are extended each year for a successive, additional one-year period upon approval by the board of directors unless either the board of directors or the individual elects in writing, not less than 30 days prior to the annual anniversary date, not to extend the term.
      The agreements provide that if certain adverse actions are taken with respect to the individual’s employment following a change in control, as defined, of Independence or Independence Community Bank, the individual will be able to terminate his or her employment and be entitled to a cash severance payment equal to three times the individual’s annual compensation. In addition, the individual will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreement or until he obtains full-time employment with another employer, whichever occurs first.
      A change in control generally is defined in the agreements to include any change in control of Independence or Independence Community Bank required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 20% or more of our outstanding voting securities and (ii) a change in a majority of our directors during any three-year period without the approval of at least two-thirds of the persons who were directors at the beginning of such period.
      The agreements also provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, and such payments will cause the executive officer to incur an excise tax under the Internal Revenue Code, Independence shall pay the executive officer an amount such that after payment of all federal, state and local income tax and any additional excise tax, the executive will be fully reimbursed for the amount of such excise tax. Excess parachute payments generally are payments in excess of three times the recipient’s average annual compensation from the employer includable in the recipient’s gross income during the most recent five taxable years ending before the date of a change in control of the employer (“base amount”). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes. Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to an executive under the agreements.
      In connection with entering into the definitive merger agreement with Staten Island Bancorp, Independence, Independence Community Bank and Mr. Doherty entered into an employment and noncompetition agreement. Under the terms of the employment and noncompetition agreement, Mr. Doherty will serve as Vice Chairman of both the board of directors of Independence and of Independence Community Bank for a three-year term which commenced on the completion of the merger with Staten Island Bancorp on April 12, 2004. He is entitled to a minimum base salary of $540,000 per year and bonus payments as determined by the boards of directors of Independence and Independence Community Bank. The agreement provides that, if Mr. Doherty is terminated by Independence or Independence Community Bank without “cause”, or if Mr. Doherty terminates his employment for “good reason”, he will be entitled to a cash severance amount equal to the “Annual Compensation” Mr. Doherty would have received for the remainder of the term of the agreement and benefit continuation, at no cost, for a period ending on the earlier of (i) the end of the term, or (ii) Mr. Doherty’s full time employment by another employer that offers substantially similar benefits. For purposes of the agreement, “Annual Compensation” means the highest level of aggregate base salary and cash bonus paid to Mr. Doherty during the calendar year in which the termination occurs or either of the two calendar years immediately preceding the calendar year in which the termination occurs.
      The agreement further provides that, during the 24-month period following the end of Mr. Doherty’s employment with Independence and Independence Community Bank, he will not compete with Independence or Independence Community Bank, solicit employees or solicit customers to transact business with any other entity or refrain from transacting business with Independence or Independence Community Bank. In consideration of this commitment by Mr. Doherty, Independence will pay Mr. Doherty $500,000 per year during the restricted period, payable in monthly installments.
      Independence also maintains a severance plan which covers certain officers who are not otherwise covered by change in control agreements. Such plan provides certain severance benefits to participants whose employment is terminated or whose job responsibilities are substantially reduced in connection with or subsequent to a change in control of Independence. The severance plan uses the same definition of change in control as the change in control agreements discussed above.
Benefits
      Retirement Plan. Independence Community Bank maintains a non-contributory, tax-qualified defined benefit pension plan for eligible employees. All salaried employees who had attained at least the age of 21 and who had completed at least one hour of service as of July 31, 2000 are eligible to participate in the pension plan. The pension plan was amended in June 2000 to cease admission of any new participants after July 31, 2000. The pension plan provides for a benefit for each participant, including the eligible named executive officers, equal to 2% of the participant’s final average compensation as of July 31, 2000 (average W-2 compensation during the highest 60 consecutive months of employment) multiplied by the participant’s years (and any fraction thereof) of eligible employment for service up to and including July 31, 2000 and 1% of the participant’s final average compensation multiplied by the participant’s years (and any fraction thereof) of eligible employment on or after August 1, 2000. A participant is fully vested in his or her benefit under the pension plan after five years of service. The pension plan is funded by the Bank on an actuarial basis and all assets are held in trust by the pension plan trustee.
      The following table illustrates the maximum annual benefit payable upon retirement at age 65 (in single life annuity amounts with no offset for Social Security benefits) at various levels of compensation and years of service under the pension plan and the Supplemental Executive Retirement Plan maintained by Independence Community Bank.

	Years of Service(1)(2)

Remuneration(3)(4)	15	20	25	30

$ 125,000	$37,500	$50,000	$62,500	$75,000
150,000	45,000	60,000	75,000	90,000
175,000	52,500	70,000	87,500	105,000
200,000	60,000	80,000	100,000	120,000
225,000	67,500	90,000	112,500	135,000
250,000	75,000	100,000	125,000	150,000
300,000	90,000	120,000	150,000	180,000
400,000	120,000	160,000	200,000	240,000
450,000	135,000	180,000	225,000	270,000
500,000	150,000	200,000	250,000	300,000
600,000	180,000	240,000	300,000	360,000
700,000	210,000	280,000	350,000	420,000
800,000	240,000	320,000	400,000	480,000
900,000	270,000	360,000	450,000	540,000
1,000,000	300,000	400,000	500,000	600,000

(1)	The annual retirement benefits shown in the table do not reflect a deduction for Social Security benefits. There are no other offsets to benefits. The amounts reflect the maximum benefit; the benefit amounts payable could be less if based in whole or in part on service after August 1, 2000.

(2)	The maximum years of service credited for benefit purposes is 30 years.

(3)	The average annual final compensation for computing benefits under the pension plan cannot exceed $205,000 (as adjusted for subsequent years pursuant to Internal Revenue Code provisions). Benefits in excess of the limitation are provided through the Supplemental Executive Retirement Plan, discussed below.

(4)	For the fiscal year of the pension plan beginning on January 1, 2005, the maximum annual benefit payable under the pension plan cannot exceed $165,000 (as adjusted for subsequent years pursuant to Internal Revenue Code provisions).
     The following table sets forth the years of credited service and the average annual compensation determined as December 31, 2004 for each of the named executive officers other than Messrs. Fishman, Baier and McCleery who are not participants in the pension plan.

	Years of Credited		Average Annual
	Service		Earnings

Gary M. Honstedt	18	7/12	$300,798
Terence J. Mitchell	30		$348,178
      In connection with the merger with Staten Island Bancorp on April 12, 2004, Independence acquired the Staten Island Bank and Trust Plan (“Staten Island Plan”), a noncontributory defined benefit pension plan, which was frozen effective as of December 31, 1999. It is expected that the Staten Island Plan will be merged with the pension plan maintained by Independence Community Bank by June 30, 2005.
      Supplemental Executive Retirement Plan. Independence Community Bank has adopted the Supplemental Executive Retirement Plan to provide for eligible employee benefits that would be due under its pension plan if such benefits were not limited under the Internal Revenue Code. Supplemental Executive Retirement Plan benefits provided with respect to the pension plan are reflected in the pension table. Messrs. Honstedt and Mitchell are participants in the Supplemental Executive Retirement Plan.

Indebtedness of Management
      Although federal and state banking regulations permit some borrowing by directors and executive officers, the Board of Directors has adopted a policy prohibiting loans or other extensions of credit by Independence Community Bank to directors, executive officers and the immediate relations and related interests of each. Exceptions must be approved by the Board of Directors. To the extent any such loans have been permitted, they have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. We believe that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.
Involvement in Certain Legal Proceedings
      In May 2000, ContiFinancial Corporation filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code. At the time of such filing, Mr. Fishman was serving as President and Chief Executive Officer of ContiFinancial Corporation. Mr. Baier was then serving as Senior Vice President and Chief Financial Officer. Mr. Fishman joined ContiFinancial Corporation in July 1999 and resigned in December 2000; Mr. Baier joined ContiFinancial Corporation in 1996 and resigned in May 2001.
Compensation Committee Interlocks and Insider Participation
      For the fiscal year ended December 31, 2004, the Compensation Committee of the boards of directors of Independence and Independence Community Bank determined the salaries and bonuses of our executive officers. The Compensation Committee also reviews the salaries and bonuses for our other officers. The Compensation Committee met eight times during 2004. The report of the Compensation Committee with respect to compensation for our Chief Executive Officer and all of our other executive officers for the fiscal year ended December 31, 2004 is set forth below.
REPORT OF THE COMPENSATION COMMITTEE
      The following discussion provides information relative to the compensation and benefits of the President and Chief Executive Officer and certain other executive officers for the fiscal year ending December 31, 2004 and constitutes the report of the Compensation Committee.
Compensation Philosophy
      The Company’s executive compensation program is administered by the Compensation Committee (“the Committee”), which is composed of independent directors as defined by The Marketplace Rules of the Nasdaq Stock Market, Inc. The Committee annually reviews the base salary, annual bonus program and long-term incentive compensation of the Company’s executive officers. The Committee recommends the establishment of appropriate compensation programs to the board.
      The Committee annually evaluates the performance of the President and Chief Executive Officer and receives recommendations and evaluations of the performance of executive officers from the President and Chief Executive Officer with respect to the compensation of executive officers other than himself. The President and Chief Executive Officer does not participate in the Committee’s deliberation regarding and determination of his own compensation. The Committee also receives analysis and recommendations from an executive compensation consulting firm engaged by and reporting directly to the Committee, considers the objectives and performance of the Company, reviews the individual performance and level of responsibility of each executive officer and takes into account executive compensation practices at comparable financial institutions, specifically a group of financial institutions which are similar to the Company in size, business model and geographic location.
      The goals of the Company’s compensation programs are to align executive compensation with stockholder interests; attract, retain and motivate a highly competent executive team; link pay to performance within a context of fiscal responsibility; recognize both individual and business unit contributions toward achievement of the Company’s business model; and strike a balance between short-term and long-term performance with a view toward attaining maximum long-term stockholder value.
Components of the Compensation Program
      The three components of the Company’s executive compensation program are base salary, annual incentive compensation (bonus) and long-term incentive compensation.
      Base Salary. The Committee annually reviews market data compiled by its executive compensation consulting firm and evaluates the performance and responsibilities of each executive officer. Individual salaries and salary increases are based on the Company’s performance and the attainment of individual and business unit objectives during the previous fiscal year. Executive base salaries are intended to be at market average levels with the opportunity for compensation above market levels to come from the annual and long-term incentive portions of the Company’s compensation program.
      Annual Incentive Compensation. The Company’s executive officer incentive compensation program is designed to provide additional annual compensation based on the achievement of corporate performance targets established by the Committee and approved by the board of directors. Members of the Bank’s management committee participated in the 2004 executive incentive compensation plan (the “2004 Plan”). Except for the President and Chief Executive Officer, whose incentive compensation award is based solely on corporate performance, executive officers’ awards were based 75% on corporate performance and 25% on individual and business unit performance.
      Although the Committee normally establishes incentive compensation plan targets early in the year, 2004 was an unusual year for the Company. The merger with Staten Island Bancorp, Inc. was not consummated until mid-April and consequently, the Committee did not set targets for the 2004 Plan until late in the second quarter. The targets established by the Committee for 2004 were attainment of $2.99 in earnings per diluted share (“EPS”) and a return on average assets (“ROA”) of 1.440%, each equally weighted, for payment of target incentive compensation awards. The 2004 Plan provided for a scale of awards based on a minimum award for achievement of at least $2.84 in EPS and 1.368% ROA to a maximum award for achievement of $3.14 or more in EPS and 1.512% ROA or higher. The 2004 Plan provided that awards would consist of both stock and cash. Under the 2004 Plan, the Committee, as in past years, had discretion to consider the impact of unusual items that contributed to either an increase or a decrease in earnings.
      The Company’s EPS in 2004 was $2.84 and ROA was 1.37%, sufficient for the payment of awards under the 2004 Plan. The Committee, at its February 23, 2005 meeting, however, used its discretion under the 2004 Plan, and applying its best business judgment, determined that an unusual accounting charge for other than temporary impairment of a security which adversely impacted EPS by $0.12 per diluted share should be excluded from consideration of the Company’s corporate performance for 2004. As a result, the Committee determined that 2004 incentive compensation awards for executive officers should be based on $2.96 EPS and 1.42% ROA, resulting in awards of 93% of the target award. As provided for in the 2004 Plan, a portion of each participant’s bonus was paid in cash, the remainder grants of restricted stock awards vesting pro rata over a three year period beginning on the first anniversary of the grant with the number of shares determined by applying a 15% discount to the closing price on the date of the award. The stock portion of such bonuses were made as restricted stock grants pursuant to the Company’s 2002 Stock Incentive Plan.
      The 2004 incentive compensation award approved by the Committee and the board for the President and Chief Executive Officer was $674,250, of which $404,550 was paid in cash. The remainder was paid in the form of a grant of 8,154 restricted shares vesting pro rata over a three year period pursuant to the 2002 Stock Incentive Plan resulting in a total award of approximately $721,861. Other executive officers, whose incentive compensation awards are based on business unit and individual performance as well as corporate performance, received awards ranging from 30.1% to 60.5% of base salary.

      Long-term Incentive. The Committee annually makes grants of stock options and restricted stock awards to executive officers. During 2004, an aggregate of 215,000 stock options were awarded to twelve executive officers, such options having a four year vesting period and with exercise prices equal to 100% of the fair market value of a share of stock on the date the option was granted. The Committee also approved awards to executive officers of 67,797 shares of restricted stock vesting in full on the third anniversary of the date of grant with no partial vesting in the interim and subject to the achievement of certain performance criteria. The Committee uses stock options and restricted stock awards as a means to motivate executives, to encourage executive ownership in the Company and to reward the creation of stockholder value. These option and restricted stock grants provide incentive for the creation of stockholder value since the full benefit of these awards can only be realized with the appreciation in the price of the Company’s common stock (with respect to options) or the attainment of specific performance goals (with respect to restricted stock awards).
      Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, publicly-held companies such as the Company are subject to a maximum income tax deduction of $1.0 million with respect to annual compensation paid to any one of the chief executive officer or the other officers appearing in the Summary Compensation Table above, with certain exceptions for performance-based compensation. The Committee’s objective is to structure the Company’s executive compensation plans to maximize the deductibility of executive compensation under the Internal Revenue Code, and each of the 1998 Stock Option Plan, the Recognition Plan and the 2002 Plan of the Company have been structured to provide for the grant of deductible performance-based compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section l62(m) of the Internal Revenue Code.
      Compensation of the President and Chief Executive Officer. The Committee and the board of directors approved an annual base salary of $725,000 for Mr. Fishman, effective March 1, 2005 and unchanged from 2004. Mr. Fishman’s base salary is below the median of base salaries paid by those companies selected for peer comparison.
      As noted above, Mr. Fishman was awarded a bonus of $674,250 for 2004 (paid in 2005), of which $404,550 was paid in cash with the remainder consisting of a restricted stock grant of 8,154 shares of common stock vesting pro rata over a three year period (which resulted in a total value as of the date of the award of approximately $721,861).
      The Committee also awarded Mr. Fishman stock options on 60,400 shares vesting pro rata over a four year period at an exercise price of $39.59 per share and 20,308 shares of restricted stock vesting in full three years from the date of the award with no partial vesting until such date and subject to the achievement of certain performance criteria established by the Committee.
      In establishing the various components of Mr. Fishman’s compensation, the Committee and the board consider the compensation of chief executive officers at peer group financial institutions in the Company’s primary market area, the significant contribution that the chief executive officer makes to the successful operations of the Company and the performance of Mr. Fishman in his position as chief executive officer of the Company.
Review of Executive Compensation
      The Committee annually reviews each component of the compensation of the Company’s Chief Executive Officer and other executive officers, including base salary, annual bonus and long-term equity-based compensation.
      Based on this review, the Committee finds that the total compensation of the Company’s chief Executive Officer and other executive officers is reasonable. The Committee has also considered that no executive officer has an employment contract although, as noted in this proxy statement, change in control severance agreements which provide for a severance benefit in the event certain adverse actions affecting employment are taken following a change in control, have been entered into with the Chief Executive Officer and certain other executive officers.
      When the Committee considers any component of executive compensation, the aggregate amounts and mix of all components for each executive is taken into consideration in the Committee’s decisions.
      The Company’s Compensation Committee during 2004 consisted of the following directors, each of whom is independent as defined in the requirements of the Nasdaq Stock Market.
The Compensation Committee

Scott M. Hand, Chairman	David L. Hinds
Willard N. Archie	Maria Fiorini Ramirez
Chaim Y. Edelstein

PERFORMANCE GRAPH
      The graph below compares the performance of the Common Stock with that of the Nasdaq Composite Index (U.S. Companies), the SNL $5 billion to $10 billion Thrift Index and the SNL $10 billion and greater Thrift Index (the “SNL Indexes”) from December 31, 1999 through December 31, 2004. The SNL Indexes are indexes created by SNL Securities, L.P., Charlottesville, Virginia, a nationally recognized analyst of financial institutions. The graph is based on the investment of $100 in the Common Stock at its closing price on December 31, 1999. The cumulative returns include the payment of dividends by the Company. The Company changed its fiscal year end from March 31st to December 31st, effective December 31, 2001. As a result of the merger with Staten Island Bancorp in April 2004 which resulted in Independence’s total assets exceeding $10 billion, the SNL $10 billion and greater Thrift Index was added.

	Period Ending

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Independence Community Bank Corp.	$100.00	$130.32	$189.48	$215.04	$311.65	$378.26
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $5B to $10B Thrift Index	100.00	130.74	150.37	179.11	259.39	291.83
SNL $10B+ Thrift Index	100.00	187.38	181.58	211.06	293.72	326.42

PROPOSAL TO ADOPT THE 2005 STOCK INCENTIVE PLAN
(Proposal Two)
General
      The Board of Directors has adopted the 2005 Stock Incentive Plan (the “Incentive Plan”) which is designed to help attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in Independence and as an incentive to contribute to the success of Independence and reward key employees for outstanding performance. The Incentive Plan is also designed to help attract and retain qualified directors for Independence. The Incentive Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code (“incentive stock options”), non-incentive or compensatory stock options and share awards (collectively “Awards”). Awards will be available for grant to officers, key employees and directors of the Company and its subsidiaries, except that non-employee directors will be eligible to receive only awards of non-incentive stock options.
Description of the 2005 Stock Incentive Plan
      The following description of the Incentive Plan is a summary of its terms and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Appendix A.
      Administration. The Incentive Plan will be administered and interpreted by a special committee of the board of directors (the “Committee”) that is comprised solely of two or more non-employee directors. The members of the Committee will initially consist of Messrs. Archie, Edelstein, Hand and Hinds and Ms. Ramirez.
      Stock Options. Under the Incentive Plan, the board of directors or the Committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of both an incentive stock and a compensatory option shall at least equal the fair market value of a share of Common Stock on the date the option is granted.
      Options granted to participants will become vested and exercisable at the rate as may be specified by the Committee. Notwithstanding the foregoing, no vesting shall occur on or after a participant’s employment or service with Independence is terminated for any reason other than his death, disability, retirement or a change in control of Independence. Unless the Committee or board of directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with Independence or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full on the effective date of a change in control of Independence; provided, however, that if the change in control is the result of a merger, consolidation, share exchange, division or other reorganization or transaction involving Independence with any other corporation or entity which results in either (A) the voting securities of Independence outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the surviving entity immediately after such transaction or (B) the members of the board of directors of Independence immediately prior thereto continuing to represent at least 50% of the members of the Board of Directors of the surviving entity, the options will not become immediately vested and exercisable in full unless the optionee’s employment or service with Independence and its subsidiary companies is terminated without cause as of the effective date of the change in control or within six months thereafter.
      Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or six months after the date on which the optionee’s employment terminates (three years after termination of service in the case of non-employee directors), unless the Committee or the board of directors decides at the time of the grant that the period for exercise may be for a period not to exceed five years from such termination. Unless stated otherwise at the time an option is granted (i) if an optionee terminates his employment or service with Independence or a subsidiary company as a result of disability or retirement without having fully exercised his options, the optionee shall have five years following his termination due to disability or retirement to exercise such options, and (ii) if an optionee terminates his employment or service with Independence or a subsidiary company following a change in control of Independence without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee’s employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability and dies without having fully exercised his options, the optionee’s executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the two-year period following his death. In no event will any option be exercisable more than ten years from the date it was granted.
      Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her immediate family or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.
      Payment for shares purchased upon the exercise of options may be made either in (1) cash or by check, (2) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to Independence the amount of the sales proceeds necessary to pay the exercise price, all in accordance with applicable laws and regulations, (3) if permitted by the Committee or the board, by delivering shares of Common Stock (including shares acquired pursuant to the previous exercise of an option) with a fair market value equal to the aggregate option exercise price, (4) by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or (5) any combination of the foregoing. With respect to clause (3), the shares of Common Stock delivered to pay the exercise price must have been (a) purchased in open market transactions or (b) issued by Independence pursuant to a plan, in each case more than six months prior to the exercise date of the option.
      Share Awards. Under the Incentive Plan, the board of directors or the Committee is authorized to grant share awards, which are a right to receive a distribution of shares of Common Stock. Shares of Common Stock granted pursuant to a share award will be in the form of restricted stock which shall vest upon such terms and conditions as established by the Committee. The board or the Committee will determine which officers and key employees will be granted share awards, the number of shares subject to each share award, whether the share award is contingent upon achievement of certain performance goals and the performance goals, if any, required to be met in connection with a share award. Non-employee directors are not eligible to receive share awards. The number of shares available to be issued as share awards will not exceed 1,260,000 shares).
      If the employment of a share award recipient is terminated before the share award is completely earned, the recipient will forfeit the right to any shares subject to the share award that has not been earned, except as set forth below. Unless the Committee or the board of directors shall specifically state otherwise at the time a share award is granted, all shares subject to a share award held by a recipient whose employment or service with Independence or a subsidiary company terminates due to death, disability or retirement will be deemed fully earned as of the recipient’s last day of employment or service. In addition, all shares subject to a share award held by a recipient will be deemed to be fully earned as of the effective date of a change in control of Independence; provided, however, that if the change in control is due to a fundamental transaction (as previously defined), a recipient’s share award will not be deemed fully earned unless such recipient’s employment or service with Independence and its subsidiary companies is terminated without cause as of the effective date of the change in control or within six months thereafter.
      Any dividends declared in respect to any unvested share award will be held by the Incentive Plan trust for the benefit of the recipient of the share award held by the trust to the extent shares are held by the trust to fund such share award. The dividends, including any interest thereon, will be paid out proportionately by the trust to the recipient as soon as practicable after the share award is earned. The recipient of a share award (other than a performance share award) is entitled to direct the trustee as to the voting of the shares covered by the share award (to the extent shares are held in the trust related to such share award) which have not yet been earned and distributed to the recipient. All shares of Common Stock held by the trust which have not been awarded under a share award, shares subject to performance share awards which have not vested and shares which have been awarded but the recipient has not directed the voting shall be voted by the trustee in its discretion. Share awards are not transferable by the recipient and shares subject to a share award may only be earned by and paid to the recipient who was notified in writing of such award by the Committee.
      The Committee may determine to make any share award a performance share award by making such award contingent upon the achievement of a performance goal, or any combination of performance goals. Each performance share award will be evidenced by a written agreement setting forth the performance goals applicable to such award. All determinations regarding the achievement of any performance goal will be made by the Committee. Each performance share award will be granted and administered to comply with the requirements of Section 162(m) of the Code. Notwithstanding anything to the contrary in the Incentive Plan, a recipient of a performance award shall have no rights as a stockholder until the shares of Common Stock covered by the performance share award are issued to the recipient according to the terms thereof.
      Number of Shares Covered by the Incentive Plan. A total of 4.2 million shares of Common Stock has been reserved for future issuance pursuant to the Incentive Plan. Shares to be issued under the Incentive Plan may be either authorized but unissued shares, shares acquired in the market and held in the trust or reacquired shares held by the Company in treasury. No more than 1,260,000 of the shares reserved for the Incentive Plan can be subject to share awards subject to adjustment in the circumstances set forth below. In the event of a stock split, reverse stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of Common Stock under the Incentive Plan, the number of shares to which any option or share award relates, the number of share awards eligible to be granted and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment. The Incentive Plan provides that grants to each employee and non-employee director shall not exceed 25% and 5% of the shares of Common Stock available under the Incentive Plan, respectively. Awards made to non-employee directors in the aggregate may not exceed 20% of the total number of shares available under the Incentive Plan.
      Amendment and Termination of the Incentive Plan. The board of directors may, by resolution, at any time terminate or amend the Incentive Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval the board may deem advisable. Notwithstanding the foregoing, in no event shall the board of directors amend the Incentive Plan without stockholder approval or shall the board of directors or the Committee amend an award in any manner that effectively allows the repricing of any option previously granted under the Incentive Plan. Unless sooner terminated, the Incentive Plan shall continue in effect for a period of ten years from March 18, 2005, the date the Incentive Plan was adopted by the Board of Directors. Termination of the Incentive Plan shall not affect any previously granted Awards.
      Awards to be Granted. The board of directors of Independence adopted the Incentive Plan and the Committee established thereunder anticipates that it will grant options and share awards to executive officers, employees and non-employee directors, as applicable, of Independence and Independence

Community Bank on or after the receipt of stockholder approval. Neither the board of directors nor the Committee, however, have made any specific determinations regarding the timing of any such Awards, who the recipient thereof will be or size of individual Awards.
      Awards Granted or Available Under Existing Plans. As of April 1, 2005, options covering 7,029,229 shares with a weighted average exercise price of $21.3683 and a weighted average contractual life of 5.3 years were issued and outstanding under Independence’s existing option plans (including 1,419,469 shares held in plans assumed by Independence as a result of acquisitions). In addition, at such date share awards covering 507,031 shares were outstanding. As of April 1, 2005, options covering 538,243 shares remained available for grant, of which 20,750 shares related to the 1998 Option Plan and 517,493 shares related to the 2002 Plan (which assumes that the full amount of shares which can be granted as share awards as discussed below is granted). Options must be issued with exercise prices equal to the fair market value of the Common Stock as of the date of grant of the option and with terms not exceeding 10 years. No new options may be granted under any of the plans assumed by Independence. As of April 1, 2005, share awards covering an aggregate of 301,885 shares may still be granted under Independence’s Recognition Plan (6,151 shares) and 2002 Plan (295,734 shares). Under the terms of the 2002 Plan, awards covering 2,800,000 shares consisting of options or share awards could be made provided that share awards could not exceed 560,000 shares (in which case the number of options granted could not exceed 2,240,000 shares). As of April 1, 2005, share awards covering 264,266 shares had been granted under the 2002 Plan. Stock appreciation rights are not authorized to be issued under any of Independence’s existing plans.
      Federal Income Tax Consequences. Set forth below is a summary of the federal income tax consequences under the Internal Revenue Code relating to awards which may be granted under the Incentive Plan.
      Incentive Stock Options. No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to Independence for federal income tax purposes.
      If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arm’s length sale of such shares) over the exercise price of the underlying options, and Independence will be entitled to deduct such amount. Any gain realized from the shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by Independence.
      An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the incentive stock option is exercised after the death or permanent and total disability of the optionee. If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option.
      Nonqualified Stock Options. No taxable income is recognized by the optionee at the time a nonqualified stock option is granted under the Incentive Plan. Generally, on the date of exercise of a nonqualified stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and Independence receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held. In general, Common Stock issued upon exercise of an option granted under the Incentive Plan will be transferable and not subject to a risk of forfeiture at the time issued.
      Share Awards. Upon the receipt of a share award, the holder will realize income for federal income tax purposes equal to the amount received, whether in cash, shares of stock or both, and Independence will be entitled to a deduction for federal income tax purposes in the same amount. Recipients of share awards will normally recognize ordinary income in an amount equal to the fair market value of the shares of common stock granted to them at the time that the shares vest and become transferable plus any dividends accrued on such shares. Independence will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of share awards in the year in which such amounts are included in income.
      Deduction Limit for Certain Executive Officers. Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers (“covered executive”). Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.
      The Incentive Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, Independence believes that compensation attributable to Performance Share Awards rights granted under the Incentive Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. However, there is no definite guidance on certain matters and it is possible that some amounts payable under the Incentive Plan would not qualify as performance based compensation. If the non-excluded compensation of a covered executive exceeds $1 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by the committee meeting specified requirements and disclosed to and approved by the stockholders of Independence.
      Accounting Treatment. Prior to January 1, 2003, option grants made to employees and non-employee directors under Independence’s stock compensation plans did not result in any charge to earnings. However, Independence has disclosed in footnotes and pro-forma statements to its consolidated financial statements the impact those options would have upon Independence’s reported earnings were the value of those options at the time of grant treated as a compensation expense. Commencing January 1, 2003, Independence commenced recognizing expense with respect to Options granted on or after such date in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, “Share-Based Payment.” Effective in the third quarter of fiscal 2005, Independence will be required under SFAS No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123(R)”), to record as a charge to earnings the fair value of options granted as well as recognize expense related to the unvested portion of options granted prior to January 1, 2003 for which Independence has not previously recognized expense. The number of outstanding options also will be a factor in determining Independence’s earnings per share on a fully-diluted basis. The accounting treatment applicable to restricted stock awards under SFAS No. 123(R) generally is the same as under the original SFAS No. 123. Each of these types of awards may result in compensation expense charged against Independence’s reported earnings.
      Stockholder Approval. No Awards will be granted under the Incentive Plan unless the Incentive Plan is approved by stockholders. Stockholder approval of the Incentive Plan will also satisfy The Nasdaq Stock Market listing requirements and federal tax requirements.
      The Board of Directors recommends that stockholders vote FOR approval of the 2005 Stock Incentive Plan.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal Three)
      The Audit Committee of the board of directors has appointed Ernst & Young LLP, independent registered public accounting firm, to perform the audit of our financial statements for the year ending December 31, 2005, and has further directed that the selection of Ernst & Young LLP be submitted for ratification by the stockholders at the annual meeting.
      Representatives from Ernst & Young LLP will be present at the annual meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
      Our board of directors unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2005.
STOCKHOLDER PROPOSALS
      We must receive any proposals of stockholders intended to be presented at our annual meeting of stockholders in 2006 on or before December 16, 2005 in order for the proposals to be eligible for inclusion in our proxy statement and proxy for that meeting. Any other stockholder proposals to be considered for presentation at our annual meeting of stockholders in 2006, although not included in our proxy statement and proxy for that meeting, also must be received on or before December 16, 2005 and be submitted in accordance with the requirements set forth in our bylaws. Stockholder proposals should be sent to Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201, Attention: John K. Schnock, Senior Vice President, Secretary and Counsel. We urge that any stockholder proposals be sent certified mail, return-receipt requested.
ANNUAL REPORTS
      A copy of our annual report on Form 10-K for the year ended December 31, 2004, accompanies this proxy statement. This report is not part of the proxy solicitation materials.
      Upon written request, we will furnish to any stockholder without charge a copy of our annual report on Form 10-K for the year ended December 31, 2004. Such written requests should be directed to Kathleen A. Hanrahan, First Vice President — Investor Relations, Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201

Appendix A
INDEPENDENCE COMMUNITY BANK CORP.
2005 STOCK INCENTIVE PLAN AND TRUST
ARTICLE I
Establishment of the Plan
      Independence Community Bank Corp. (the “Corporation”) hereby establishes this 2005 Stock Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated.
ARTICLE II
Purpose of the Plan
      The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees and Non-Employee Directors for outstanding performance. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind. Each recipient of an Award hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Award hereunder.
ARTICLE III
Definitions
      3.01 “Award” means an Option or a Share Award granted pursuant to the terms of this Plan.
      3.02 “Bank” means Independence Community Bank, the wholly owned subsidiary of the Corporation.
      3.03 “Bank Board” means the Board of Directors of the Bank.
      3.04 “Beneficiary” means the person or persons designated by a Recipient or Optionee to receive any benefits payable under the Plan in the event of such Recipient’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient’s surviving spouse, if any, or if none, his estate.
      3.05 “Board” means the Board of Directors of the Corporation.
      3.06 “Change in Control of the Corporation” shall mean the occurrence of any of the following: (i) the acquisition of control of the Corporation as defined in 12 C.F.R. ’574.4 (unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. ’574.3(c)(vii), or any successor to such sections), provided, however, if such acquisition of control involves a Fundamental Transaction (as hereinafter defined), no change in control of the Corporation shall be deemed to have occurred if either (A) the voting securities of the Corporation outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the surviving entity immediately after such Fundamental Transaction or (B) the members of the Board of Directors of the Corporation immediately prior thereto continue to represent at least 50% of the members of the Board of Directors of the surviving entity of such Fundamental Transaction; (ii) an event that would be required to be reported in response to Item 5.01 of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act, or any successor thereto, whether or not any class of securities of the Corporation is registered under the

Exchange Act; (iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act but excluding the Corporation and any stock benefit plan, including this Plan, of the Corporation or any Subsidiary Company thereof), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities except for any securities purchased by the Corporation or the Bank; (iv) the stockholders of the Corporation approve (or, in the event no approval of the Corporation’s stockholders is required, the Corporation consummates) a merger, consolidation, share exchange, division or other reorganization or transaction involving the Corporation (a “Fundamental Transaction”) with any other corporation or entity, other than a Fundamental Transaction which results in either (A) the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the surviving entity immediately after such Fundamental Transaction or (B) the members of the Board of Directors of the Corporation immediately prior thereto continuing to represent at least 50% of the members of the Board of Directors of the surviving entity; or (v) during any period of thirty-six consecutive months during the term of an Award, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
      3.07 “Code” means the Internal Revenue Code of 1986, as amended.
      3.08 “Committee” means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a Non-Employee Director (i) as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto, and (ii) within the meaning of Section 162(m) of the Code or any successor thereto.
      3.09 “Common Stock” means shares of the common stock, par value $.01 per share, of the Corporation.
      3.10 “Director” means a member of the Board of Directors of the Corporation or a Subsidiary Corporation or any successors thereto, including Non-Employee Directors as well as Officers and Employees serving as Directors.
      3.11 “Director Emeritus” and “Advisory Director” mean any person appointed to serve in such capacity by the Board or the Bank Board or the successors thereto.
      3.12 “Disability” means any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Corporation, if such individual were covered by that plan.
      3.13 “Effective Date” means the day upon which the Board approves this Plan.
      3.14 “Employee” means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including Directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.
      3.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      3.16 “Exercise Price” means the price at which a share of Common Stock may be purchased by an Optionee pursuant to an Option.
      3.17 “Fair Market Value” shall be equal to the fair market value per share of the Corporation’s Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.
      3.18 “Incentive Stock Option” means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.
      3.19 “Non-Employee Director” means a member of the Board of Directors (including advisory boards, if any) of the Corporation or a Subsidiary Company or any successors thereto as well as an Advisory Director or Director Emeritus who is not an Officer or Employee of the Corporation or any Subsidiary Company.
      3.20 “Non-Qualified Option” means any Option granted under this Plan which is not an Incentive Stock Option.
      3.21 “Officer” means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.
      3.22 “Option” means a right granted under this Plan to purchase Common Stock.
      3.23 “Optionee” means an Employee or Non-Employee Director to whom an Option is granted under the Plan.
      3.24 “Participant” means any person who holds any outstanding Award pursuant to this Plan.
      3.25 “Performance Share Award” means a Share Award granted to a Recipient pursuant to Section 9.06 of the Plan.
      3.26 “Performance Goal” means an objective for the Corporation or any Subsidiary Company or any unit thereof or any Employee of the foregoing that may be established by the Committee for a Performance Share Award to become vested, earned or exercisable. The establishment of Performance Goals is intended to make the applicable Performance Share Awards “performance based” compensation within the meaning of Section 162(m) of the Code, and the Performance Goals shall be based on one or more of the following criteria:

(i) net income, as adjusted for non-recurring items;

(ii) cash earnings;

(iii) earnings per share;

(iv) cash earnings per share;

(v) return on average equity;

(vi) return on average assets;

(vii) assets;

(viii) stock price;

(ix) total stockholder return;

(x) capital;

(xi) net interest income;

(xii) market share;

(xiii) cost control or efficiency ratio; and

(xiv) asset growth.

      3.27 “Recipient” means an Employee who receives a Share Award or Performance Share Award under the Plan.
      3.28 “Retirement” means a termination of employment which constitutes a “retirement” under any applicable qualified pension benefit plan maintained by the Corporation or a Subsidiary Company, or, if no such plan is applicable, which would constitute “retirement” under the Corporation’s pension benefit plan, if such individual were a participant in that plan. With respect to Non-Employee Directors, retirement means retirement from service on the Board of Directors of the Corporation or a Subsidiary Company or any successors thereto (including service as a Director Emeritus or Advisory Director to the Corporation or any Subsidiary Company) after attaining the normal retirement age as established by the Board of Directors.
      3.29 “Share Award” means a right granted under this Plan to receive a distribution of                      shares of Common Stock upon completion of the service and any other requirements described in Article IX and includes Performance Share Awards.
      3.30 “Subsidiary Company” means those subsidiaries of the Corporation, including the Bank, which meet the definition of “subsidiary corporations” set forth in Section 424(f) of the Code, at the time of granting of the Option in question.
      3.31 “Trust” means the trust established by the Board of Directors in connection with this Plan to hold Plan assets for the purposes set forth herein.
      3.32 “Trustee” means such firm, entity or persons approved by the Board to hold the Plan assets for the purposes set forth herein.
ARTICLE IV
Administration of the Plan
      4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of a Participant’s tax withholding obligation pursuant to Section 13.01 hereof, (ii) include arrangements to facilitate an Optionee’s ability to borrow funds for payment of the exercise or purchase price of an Option, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.
      4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

      4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option or Share Award, or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Unvested Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation’s Certificate of Incorporation and Bylaws or the Bank’s Restated Organization Certificate and Bylaws or the constituent documents of the Subsidiary Company on whose Board he serves shall terminate as of the effective date of such removal.
      4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
      4.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.
      4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.
ARTICLE V
Eligibility
      Awards may be granted to such Employees and Non-Qualified Options may be granted to such Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall not be eligible to receive Share Awards or Incentive Stock Options pursuant to this Plan.
ARTICLE VI
Common Stock Covered by the Plan
      6.01 Number of Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan with respect to all types of Awards hereunder, subject to adjustment as provided in Article X, shall be 4,200,000. However, subject to adjustment as provided in Article X hereof, the maximum amount of shares available for Share Awards granted hereunder is 1,260,000. None of the shares reserved for the Plan shall be the subject of more than one Award at any time, but if an Award as to any shares is surrendered before exercise or vesting occurs, or expires or terminates for any reason without having been fully exercised or vested, or for any other reason ceases vesting or to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Award had been previously granted with respect to such shares. During the time this Plan remains in effect, the aggregate amount of grants of Awards of all types permitted hereunder to each Employee and each Non-Employee Director shall not exceed 25% and 5% of the shares of Common Stock available under the Plan, respectively. Awards made to Non-Employee Directors in the aggregate may not exceed 20% of the number of shares available under this Plan.
      6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.
ARTICLE VII
Determination of
Awards, Number of Shares, Etc.
      The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to an Award, the vesting requirements and other features of such Awards, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option (in the case of Employees), the exercise price of an Option and whether a Share Award will be a Performance Share Award. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee and Non-Employee Director, his present and potential contributions to the growth and success of the Corporation and/or its Subsidiary Companies, his salary and other compensation and such other factors deemed relevant to accomplishing the purposes of the Plan. The Board or the Committee may but shall not be required to request the written recommendation of the Chief Executive Officer of the Corporation other than with respect to Awards to be granted to him.
ARTICLE VIII
Options
      Each Option granted hereunder shall be on the following terms and conditions:
      8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.
      8.02 Option Exercise Price.
      (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).
      (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than the one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

      8.03 Vesting and Exercise of Options.
      (a) General Rules. Incentive Stock Options and Non-Qualified Options shall vest and become exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee. Notwithstanding the foregoing, except as provided in Section 8.03(b) hereof, no vesting shall occur on or after an Optionee’s employment and/or service as a Non-Employee Director (which, for purposes hereof, shall include service as a Director Emeritus or Advisory Director) with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability, Retirement or in the event of a Change in Control of the Corporation. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded down to the nearest whole number, provided that such fractional shares shall be aggregated and deemed vested on the final date of vesting.
      (b) Accelerated Vesting. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company and/or service as a Non-Employee Director because of his death or Disability. All Options hereunder shall become immediately vested and exercisable in full on the date an Optionee (who at the time of such termination is not a Non-Employee Director or Officer of the Corporation or a Subsidiary Corporation with the title of Vice President or higher) terminates his employment with the Corporation or a Subsidiary Corporation due to Retirement. With respect to an Optionee who is a Non-Employee Director or Officer of the Corporation or a Subsidiary Corporation with the title of Vice President or higher, the Committee may determine, in its discretion, that all unvested Options shall become immediately vested and exercisable in full on the date such Optionee terminates his employment or service due to Retirement. All outstanding Options hereunder shall become immediately vested and exercisable in full as of the effective date of a Change in Control of the Corporation; provided, however, that in the event the Change in Control of the Corporation is the result of the occurrence of a Fundamental Transaction as set forth in Section 3.06(iv) (A) or (B), an Optionee’s Options shall not become immediately vested and exercisable in full unless said Optionee’s employment or service with the Corporation and its Subsidiary Companies is terminated without cause as of the effective date of the Change in Control of the Corporation or within six months thereafter.
      8.04 Duration of Options.
      (a) General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) six (6) months after the date on which the Employee ceases to be employed by or to serve as a Director of the Corporation and all Subsidiary Companies, unless the Board or the Committee in its discretion decides at the time of grant to extend such period of exercise upon termination of employment or service to a period not exceeding five (5) years.
      Except as provided in Section 8.04(b), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) years after the date on which the Non-Employee Director ceases to serve as a director of the Corporation and all Subsidiary Companies (including service as a Director Emeritus or Advisory Director), unless the Board or the Committee in its discretion decides at the time of grant to extend such period of exercise upon termination of service to a period not exceeding five (5) years.
      (b) Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted: (i) if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the five (5) year period following his termination due to Disability or Retirement, to exercise such Options, and (ii) if a Non-Employee Director terminates his service as a Director (including service as an Advisory Director or Director Emeritus) with the Corporation or a

Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Non-Employee Director shall have the right, during the five (5) year period following his termination due to Disability or Retirement, to exercise such Options.
      Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control of the Corporation without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term (or five (5) year term with respect to Options subject to Section 8.09(b)) of the Option from the date of grant.
      If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company, including as a result of Disability or Retirement, and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the two (2) year period following his death, to exercise such Options.
      Notwithstanding anything to the contrary herein, in no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.
      In the event an Incentive Stock Option is not exercised within ninety (90) days (or one (1) year with respect to termination due to Disability or death) of the effective date of termination of the Optionee’s status as an Employee, the tax treatment accorded Incentive Stock Options by the Code may not be available. In addition, the accelerated vesting of Incentive Stock Options provided by Section 8.03(b) may result in all or a portion of such Incentive Stock Options no longer qualifying as Incentive Stock Options.
      8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee’s lifetime shall be exercisable only by such Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his immediate family or to a duly established trust for the benefit of one or more of these individuals. For purposes hereof, “immediate family” includes, but is not necessarily limited to, the Participant’s spouse, children (including step children), parents, grandchildren and great grandchildren. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.
      8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.
      8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, or (iii) at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the previous exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof, in each case more than six months prior to the exercise date of the Option.

      8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation’s stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.
      8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.
      (a) Amount Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.
      (b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.
      (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee or the Board may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).
ARTICLE IX
Share Awards
      9.01 Share Award Notice. As promptly as practicable after the granting of a Share Award pursuant to the terms hereof, the Board or the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares covered by the Share Award, whether the Share Award is a Performance Share Award and the terms upon which the shares subject to the Award shall be distributed to the Recipient. The Board or the Committee shall maintain records as to all grants of Share Awards and Performance Share Awards under the Plan.
      9.02 Earning Plan Shares; Forfeitures.
      (a) General Rules. Subject to the terms hereof, Share Awards granted hereunder shall be earned at the rate and to the extent as may be specified by the Committee at the date of grant thereof. If the employment of an Employee (or service as a Non-Employee Director (including for purposes hereof service as a Director Emeritus or Advisory Director) in the event the Recipient is serving as a Director at the time of termination of employment and will continue thereafter to serve in the capacity as a Non-Employee Director) is terminated before the Share Award has been completely earned for any reason (except as specifically provided in subsections (b) and (c) below), the Recipient shall forfeit the right to any shares subject to the Share Award which have not theretofore been earned. In the event of a forfeiture of the right to any shares subject to a Share Award, such forfeited shares shall become available for grant pursuant to Articles VI and VII as if no Share Award had been previously granted with respect to such shares. No fractional shares shall be distributed pursuant to this Plan.
      (b) Exception for Terminations Due to Death, Disability or Retirement. Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient whose employment with the Corporation or any Subsidiary Company (or service as a Non-Employee Director (including for purposes hereof service as a Director Emeritus or Advisory Director) in the event the Recipient received a Share Award while serving as an Employee and continued to serve as a Non-Employee Director subsequent to his termination of employment) terminates due to death or Disability shall be deemed fully earned as of the Recipient’s last day of employment with and/or service to the Corporation or any Subsidiary Company (provided, however, no such accelerated vesting shall occur if a Recipient remains employed by or continues to serve as a Director of the Corporation or at least one Subsidiary Company (including for purposes hereof service as a Director Emeritus or Advisory Director)) and shall be distributed as soon as practicable thereafter. All Plan Shares subject to a Share Award held by a Recipient (who at the time of such termination is not a Non-Employee Director or Officer of the Corporation or a Subsidiary Corporation with the title of Vice President or higher) whose employment with the Corporation or any Subsidiary or service as a Non-Employee Director terminates due to Retirement shall be deemed earned as of the Recipient’s last day of employment with or service to the Corporation or any Subsidiary (provided however, no such accelerated vesting shall occur if a Recipient remains employed by at least one member of the Employer Group) and shall be distributed as soon as practicable thereafter. With respect to a Recipient who is a Non-Employee Director or Officer of the Corporation or a Subsidiary Corporation with the title of Vice President or higher, the Committee may determine, in its discretion, that all unearned Plan Shares subject to a Share Award shall be deemed earned on the date such Recipient terminates his employment or service due to Retirement, and if so determined, such Plan Shares shall be distributed as soon as practicable thereafter.
      (c) Exception for a Change in Control of the Corporation. Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient shall be deemed to be fully earned as of the effective date of a Change in Control of the Corporation, including a Performance Share Award; provided, however, that in the event that the Change in Control of the Corporation is the result of the occurrence of a Fundamental Transaction as set forth in Section 3.06(iv) (A) or (B), a Recipient’s Share Award shall not be deemed fully earned unless such Recipient’s employment or service with the Corporation and its Subsidiary Companies is terminated without cause as of the effective date of the Change in Control of the Corporation or within six months thereafter.
      9.03 Distribution of Dividends. Any cash dividends (including special, large and nonrecurring dividends, including any that has the effect of a return of capital to the Corporation’s stockholders) or stock dividends declared in respect of each unvested Share Award or Performance Share Award will be held by the Trust for the benefit of the Recipient on whose behalf such Share Award or Performance Share Award is then held by the Trust and such dividends, including any interest thereon, will be paid out proportionately by the Trust to the Recipient thereof as soon as practicable after the Share Awards become earned. Any cash dividends or stock dividends declared in respect of each vested share held by the Trust will be paid by the Trust, as soon as practicable after the Trust’s receipt thereof, to the Recipient on whose behalf such share is then held by the Trust.

      9.04 Distribution of Plan Shares.
      (a) Timing of Distributions: General Rule. Subject to the provisions of Section 9.06 hereof, shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.
      (b) Form of Distributions. All shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each share earned and distributable. Payments representing cash dividends shall be made in cash.
      (c) Restrictions on Selling of Plan Shares. Share Awards may not be sold, assigned, pledged or otherwise disposed of prior to the time that they are earned and distributed pursuant to the terms of this Plan. Upon distribution, the Board or the Committee may require the Recipient or his Beneficiary, as the case may be, to agree not to sell or otherwise dispose of his distributed shares except in accordance with all then applicable Federal and state securities laws, and the Board or the Committee may cause a legend to be placed on the stock certificate(s) representing the distributed shares in order to restrict the transfer of the distributed shares for such period of time or under such circumstances as the Board or the Committee, upon the advice of counsel, may deem appropriate.
      9.05 Voting of Plan Shares. After a Share Award (other than a Performance Share Award) has been made, the Recipient shall be entitled to direct the Trustee as to the voting of the Shares held by the Trust, if any, which are covered by the Share Award and which have not yet been earned and distributed to him pursuant to Section 9.04, subject to rules and procedures adopted by the Committee for this purpose. All shares of Common Stock held by the Trust, if any, which have not been awarded under a Share Award, shares subject to Performance Share Awards which have not vested and shares which have been awarded as to which Recipients have not directed the voting shall be voted by the Trustee in its discretion.
      9.06 Performance Awards
      (a) Designation of Performance Share Awards. The Committee may determine to make any Share Award a Performance Share Award by making such Share Award contingent upon the achievement of a Performance Goal or any combination of Performance Goals. Each Performance Share Award shall be evidenced by a written agreement (“Award Agreement”), which shall set forth the Performance Goals applicable to the Performance Share Award, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Share Award. Each Performance Share Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code.
      (b) Timing of Grants. The Performance Goal(s) to which a Performance Share Award shall be subject must be established not later than 90 days after the start of the period for which the Performance Share Award relates and, not withstanding the foregoing, in all events shall be established prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a year the amount of a Performance Share Award that would otherwise be payable upon achievement of the Performance Goals but may reduce or eliminate the payments as provided for in the Award Agreement.
      (c) Restrictions on Grants. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
      (d) Rights of Recipients. Notwithstanding anything to the contrary herein, a Participant who receives a Performance Share Award payable in Common Stock shall have no rights as a stockholder until the Common Stock is issued pursuant to the terms of the Award Agreement.
      (e) Distribution. No Performance Share Award or portion thereof that is subject to the attainment or satisfaction of a condition of a Performance Goal shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions or Performance Goal to which the distribution, earning or vesting of such Award is subject have been achieved.

      9.07 Nontransferable. Share Awards and Performance Share Awards and rights to shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, shares which are the subject of Share Awards may only be earned by and paid to a Recipient who was notified in writing of an Award by the Committee pursuant to Section 9.01. No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan or Trust, nor shall the Corporation or any Subsidiary Company be subject to any claim for benefits hereunder.
ARTICLE X
Adjustments for Capital Changes
      The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Awards to each Employee, each Non-Employee Director and Non-Employee Directors as a group, the number of Awards that can be Share Awards and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation’s Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase, acquire or receive such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Participants would have been entitled to purchase, acquire or receive except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options. Notwithstanding any provision to the contrary, the exercise price of shares subject to outstanding Awards may be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders, providing that the adjustment to the per share exercise price shall satisfy the criteria set forth in Emerging Issues Task Force 90-9 (or any successor thereto) so that the adjustments do not result in compensation expense, and provided further that if such adjustment with respect to incentive stock options would be treated as a modification of the outstanding incentive stock options with the effect that, for purposes of Sections 422 and 425(h) of the Code, and the rules and regulations promulgated thereunder, new incentive options would be deemed to be granted, then no adjustment to the per share exercise price of outstanding stock options shall be made.
ARTICLE XI
Amendment and Termination of the Plan
      Except as otherwise provided herein, the Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. Neither the Board nor the Committee may, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein. Furthermore, in the event of the termination of the Plan, Share Awards (including Performance Share Awards) shall be distributed to the Recipients thereof regardless of whether or not such Share Awards had been earned under the requirements of Article IX hereof. This Plan shall not automatically terminate in the event of a Change in Control of the Corporation.

      Notwithstanding anything to the contrary herein, in no event shall the Board of Directors without stockholder approval amend the Plan or shall the Board of Directors or the Committee amend an Award in any manner that effectively allows the repricing of any Option previously granted under the Plan either through a reduction in the Exercise Price or through the cancellation and regrant of a new Option in exchange for the cancelled Option (except as permitted pursuant to Article X in connection with a change in the Company’s capitalization).
ARTICLE XII
Employment and Service Rights
      Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.
ARTICLE XIII
Withholding
      13.01 Tax Withholding. The Corporation may withhold from any cash payment or Common Stock distribution made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Participant to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).
      13.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of a Participant’s tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Participant’s delivery of previously owned shares of Common Stock or other property.
ARTICLE XIV
Trust
      14.01 Trust. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to the Plan.
      14.02 Management of Trust. It is the intent of this Plan and Trust that the Trustee shall have complete authority and discretion with respect to the arrangement, control and investment of the Trust, and that the Trustee shall invest all assets of the Trust in Common Stock to the fullest extent practicable, except to the extent that the Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. In performing its duties, the Trustee shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

(a) To invest up to one hundred percent (100%) of all Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments for trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and in making such investment, the Trustee is authorized to purchase Common Stock from the Corporation or from any other source, and such Common Stock so purchased may be outstanding, newly issued or treasury shares.

(b) To invest any Trust assets not otherwise invested in accordance with (a) above, in such deposit accounts, certificates of deposit, obligations of the United States Government or its agencies or such other investments as shall be considered the equivalent of cash.

(c) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust.

(d) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

(e) To hold cash without interest in such amounts as may in the opinion of the Trustee be reasonable for the proper operation of the Plan and Trust.

(f) To employ brokers, agents, custodians, consultants and accountants.

(g) To hire counsel to render advice with respect to its rights, duties and obligations hereunder, and such other legal services or representation as it may deem desirable.

(h) To hold funds and securities representing the amounts to be distributed to a Recipient or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.
      Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or give bond.
      14.03 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Board or the Committee.
      14.04 Expenses. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or, in the discretion of the Corporation, the Trust.
      14.05 Indemnification. Subject to the requirements of applicable laws and regulations, the Corporation shall indemnify, defend and hold the Trustee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustee’s powers and the discharge of its duties hereunder, unless the same shall be due to its gross negligence or willful misconduct.
      14.06. Tax Status of Trust. It is intended that the trust established hereby be treated as a Grantor Trust of the Corporation under the provisions of Section 671 et seq. of the Code as the same may be amended from time to time.
ARTICLE XV
Effective Date of the Plan; Term
      15.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date. No Awards may be granted hereunder prior to the date that this Plan is approved by stockholders of the Corporation.
      15.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XVI
Stockholder Approval
      The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the Nasdaq Stock Market for continued quotation of the Common Stock on the Nasdaq National Market.
ARTICLE XVII
Miscellaneous
      17.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Delaware.
      17.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

[FORM OF PROXY/VOTING INSTRUCTION CARD]

REVOCABLE PROXY/VOTING INSTRUCTION CARD

INDEPENDENCE COMMUNITY BANK CORP.
Annual Meeting of Stockholders
May 26, 2005

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Ellen K. Rogoff and Terence J. Mitchell, or any of their successors, as Proxies, each with the full power of substitution, and/or the Trustee of the Independence Community Bank 401(k) Savings Plan, the Trustee of the Independence ESOP, the Trustee of the Recognition and Retention Plan and the Trustee of the 2002 Stock Incentive Plan, as applicable, to represent and to vote as designated on the reverse of this card all of the shares of common stock of Independence which the undersigned is entitled to vote, or direct the vote, at the annual meeting of stockholders to be held at the Brooklyn Borough Hall, located at 209 Joralemon Street, Brooklyn, New York, on Thursday, May 26, 2005, at 9:30 a.m., Eastern Time, or any adjournment thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE COMMUNITY BANK CORP.

May 26, 2005

PROXY/VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy/voting instruction card in the envelope provided as soon as possible.

-or-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy/voting instruction card available when you call.

-or-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy/voting instruction card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

â Please detach along perforated line and mail in the envelope provided If you are not voting via telephone or the Internet. â

The Board of Directors recommends a vote “For” all the nominees listed below and “For” Proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENLCOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:	Nominees for Three-Year Term Expiring in 2008:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Willard N. Archie ¡ Robert B. Catell ¡ Harry P. Doherty ¡ John R. Morris

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	To approve the adoption of the 2005 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as Independence Community Bank Corp.’s independent registered public accounting firm for the year ending December 31, 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	In their discretion, upon any other matter that may properly come before the annual meeting of stockholders or any adjournment thereof.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Independence Community Bank Corp., the accompanying Proxy Statement and Annual Report prior to the signing of this proxy/voting instruction card.

This card also constitutes your voting instruction for any shares held in the Independence Community Bank 401(k) Savings Plan and/or the Independence ESOP or Recognition and Retention Plan or 2002 Stock Incentive Plan and the undersigned hereby authorizes the respective Trustees of such Plans to vote the shares allocated to the undersigned’s account(s) as provided herein. Unvoted shares in the Independence Community Bank 401(k) Savings Plan will be voted in the same manner and proportion as the shares of common stock held in such Plan for which voting instructions from participants are received. Shares held in the Independence ESOP allocated to participants’ accounts will generally not be voted unless the proxy/voting instruction card is returned.

Signature of Stockholder and/or Plan Participant	Date:	Signature of Stockholder and/or Plan Participant	Date:

Note:	Please sign exactly as your name or names appear on this proxy/instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full titles as such. If signer is a partnership, please sign in partnership name by authorized person.

[FORM OF PROXY]

COMMON STOCK
REVOCABLE PROXY

INDEPENDENCE COMMUNITY BANK CORP.
Annual Meeting of Stockholders
May 26, 2005

THIS PROXY CARD IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Ellen K. Rogoff and Terence J. Mitchell, or any of their successors, as Proxies, each with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of common stock of Independence which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Brooklyn Borough Hall, located at 209 Joralemon Street, Brooklyn, New York, on Thursday, May 26, 2005, at 9:30 a.m., Eastern Time, or any adjournment thereof. The shares of Independence common stock will be voted as specified. If not otherwise specified, this proxy card will be voted for the Board of Directors’ nominees, for each of the other proposals presented and otherwise at the discretion of the Proxies. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

INDEPENDENCE COMMUNITY BANK CORP.

May 26, 2005

COMMON STOCK

Please date, sign and mail

your proxy card in the envelope

provided as soon as possible.

â Please detach along perforated line and mail in the envelope provided. â

The Board of Directors recommends a vote “For” all the nominees listed below and “For” Proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:	Nominees for Three-Year Term Expiring in 2008:
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Willard N. Archie ¡ Robert B. Catell ¡ Harry P. Doherty ¡ John R. Morris

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	To approve the adoption of the 2005 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as Independence Community Bank Corp.’s independent registered public accounting firm for the year ending December 31, 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	In their discretion, upon any other matter that may properly come before the annual meeting of stockholders or any adjournment thereof.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Independence Community Bank Corp., the accompanying Proxy Statement and Annual Report prior to the signing of this proxy card.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full titles as such. If signer is a partnership, please sign in partnership name by authorized person.